Exhibit 10.1


     [*] indicates that a confidential portion of the text of this agreement has been omitted and filed separately with the Securities and Exchange Commission.






                        JOINT VENTURE FORMATION AGREEMENT


                                  by and among


                           NC-M CHASSIS SYSTEMS, LLC,

                           DAIMLERCHRYSLER CORPORATION

                                       and

                              METALDYNE CORPORATION


                          Dated as of December 8, 2002

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

1.1       Definitions.......................................................1

                                   ARTICLE II

                             CONTRIBUTION OF ASSETS

2.1       Contribution of Assets............................................15
2.2       Excluded Assets...................................................17
2.3       Issuance of Units.................................................18
2.4       Assumption of Liabilities.........................................18
2.5       Excluded Liabilities..............................................19
2.6       Nonassignable Assets and Approvals................................20
2.7       Opening Balance Sheet.............................................21

                                   ARTICLE III

                     SALE AND PURCHASE OF TRANSFERRED UNITS

3.1       Sale and Purchase of Transferred Units............................22
3.2       Purchase Price for Transferred Units..............................22

                                   ARTICLE IV

                                   THE CLOSING

4.1       Closing...........................................................22
4.2       Closing Deliveries of Seller......................................22
4.3       Closing Deliveries of the Company.................................23
4.4       Closing Deliveries of Metaldyne...................................24

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

5.1       Due Incorporation.................................................24
5.2       Due Authorization.................................................25
5.3       Consents and Approvals; No Violations.............................25
5.4       Financial Statements..............................................25

                                                                            Page
                                                                            ----

5.5       Conduct of Business...............................................26
5.6       Title to Properties...............................................27
5.7       Sufficiency of Transferred Assets.................................27
5.8       Real Property.....................................................27
5.9       Personal Property.................................................28
5.10      Inventory.........................................................28
5.11      Engineering and Development.......................................28
5.12      Intellectual Property.............................................28
5.13      Contracts.........................................................28
5.14      No Defaults or Violations.........................................31
5.15      Governmental Approvals............................................31
5.16      Insurance.........................................................31
5.17      Employment and Labor Matters......................................31
5.18      Capital Improvements..............................................32
5.19      Taxes.............................................................32
5.20      Product Claims and Product Warranty...............................32
5.21      Environmental Matters.............................................33
5.22      Litigation........................................................34
5.23      Brokers...........................................................34
5.24      Customers and Suppliers...........................................34
5.25      Health and Safety; Asbestos.......................................35
5.26      Disclosure........................................................35
5.27      No Other Representations or Warranties............................35

                                   ARTICLE VI

               ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER

6.1       Due Formation......................................................36
6.2       Due Authorization..................................................36
6.3       Consents and Approvals; No Violations..............................36
6.4       Capitalization; Title to Units.....................................37
6.5       No Liabilities.....................................................37
6.6       Brokers............................................................37
6.7       No Other Representations or Warranties.............................38

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF METALDYNE

7.1       Due Incorporation..................................................38
7.2       Due Authorization..................................................38
7.3       Consents and Approvals; No Violations..............................39
7.4       Subsidiaries; Equity Investments...................................39
7.5       Capitalization.....................................................40

                                                                            Page
                                                                            ----

7.6       Metaldyne SEC Documents............................................41
7.7       Financial Statements...............................................41
7.8       Conduct of Business................................................42
7.9       Insurance..........................................................43
7.10      Litigation.........................................................43
7.11      Outstanding Debt...................................................43
7.12      No Undisclosed Liabilities.........................................44
7.13      Brokers............................................................44
7.14      Investment Company Act.............................................44
7.15      Registration Rights................................................44
7.16      No Other Representations or Warranties.............................44

                                  ARTICLE VIII

                                    COVENANTS

8.1       Implementing Agreement.............................................44
8.2       Access to Information and Facilities...............................45
8.3       Consents and Approvals.............................................45
8.4       Use of Name........................................................45
8.5       Transfer Taxes.....................................................46
8.6       Publicity..........................................................46
8.7       Preservation of Business...........................................46
8.8       Tax Matters........................................................47
8.9       Maintenance of Insurance...........................................48
8.10      Title Insurance....................................................48
8.11      Survey.............................................................48
8.12      Financial Statements...............................................48
8.13      Further Assurances.................................................49
8.14      UAW Agreement......................................................49
8.15      Demolition.........................................................50
8.16      Baseline Environmental Remediation.................................50
8.17      Intellectual Property Licenses; Discussions Regarding
              Ownership of Certain Intellectual Property.....................51
8.18      Notification of Certain Matters....................................52
8.19      Cooperation on Subsequent Litigation...............................53
8.20      Board Approval.....................................................53
8.21      Finalization of Exhibits...........................................53

                                   ARTICLE IX

                CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

9.1       Governmental Approvals.............................................54
9.2       No Adverse Proceedings.............................................54

                                                                            Page
                                                                            ----

                                    ARTICLE X

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                             THE COMPANY AND SELLER

10.1      Accuracy of Representations and Warranties.........................54
10.2      Compliance with Agreements and Covenants...........................54
10.3      Certificates.......................................................54
10.4      Requisite Consents.................................................54
10.5      No Metaldyne Material Adverse Change...............................55
10.6      Board Approval.....................................................55

                                   ARTICLE XI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF METALDYNE

11.1      Accuracy of Representations and Warranties.........................55
11.2      Compliance with Agreements and Covenants...........................55
11.3      Certificates.......................................................55
11.4      Contribution.......................................................55
11.5      Requisite Consents.................................................55
11.6      No Business Material Adverse Change................................56
11.7      Board Approval.....................................................56

                                   ARTICLE XII

                                   TERMINATION

12.1      Termination........................................................56
12.2      Effect of Termination..............................................57

                                  ARTICLE XIII

                                 INDEMNIFICATION

13.1      Survival...........................................................57
13.2      Indemnification by Seller..........................................57
13.3      Indemnification by Metaldyne.......................................59
13.4      Limitations on Liability...........................................59
13.5      Claims.............................................................61
13.6      Notice of Third Party Claims; Assumption of Defense................61
13.7      Settlement or Compromise...........................................63
13.8      Shared Liability...................................................63
13.9      Environmental Indemnification by Seller............................63
13.10     Resolution of Indemnification Disputes.............................65

                                                                            Page
                                                                            ----

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.1      Expenses...........................................................66
14.2      Amendment..........................................................66
14.3      Notices............................................................66
14.4      Waivers............................................................68
14.5      Counterparts.......................................................68
14.6      Headings...........................................................68
14.7      Interpretation.....................................................68
14.8      Applicable Law.....................................................69
14.9      Jurisdiction; Waiver of Jury Trial.................................69
14.10     Assignment.........................................................70
14.11     No Third Party Beneficiaries.......................................70
14.12     Severability.......................................................70
14.13     Remedies Cumulative................................................70
14.14     Investigation......................................................70
14.15     Entire Understanding...............................................70


EXHIBITS
--------

Exhibit A                   Form of Employee Matters Agreement
Exhibit B                   Form of Supply Agreement
Exhibit C                   Form of Management Agreement
Exhibit D                   Form of Operating Agreement
Exhibit E                   Form of Deed
Exhibit F                   Form of Bill of Sale
Exhibit G                   Description of the Facility
Exhibit H                   Forms of FIRPTA Certificates

                        JOINT VENTURE FORMATION AGREEMENT


     JOINT VENTURE FORMATION AGREEMENT (this "Agreement"), dated as of December 8, 2002, by and among NC-M Chassis Systems, LLC, a Delaware limited liability company (the "Company"), DaimlerChrysler Corporation, a Delaware corporation ("Seller"), and Metaldyne Corporation, a Delaware corporation ("Metaldyne").

     WHEREAS, Seller is currently engaged in the business of designing and engineering ball joints and manufacturing and assembling suspension (including ball joints), exhaust manifold, transmission, steering and engine components for Seller's cars and trucks and as aftermarket parts therefor (such business as conducted at the Facility (as defined below) and not at any other location, the "Business");

     WHEREAS, Seller and Metaldyne have agreed to form a joint venture to own and operate the Business and the Facility on the terms and conditions set forth in this Agreement;

     WHEREAS, Seller has formed the Company to serve as the vehicle for the joint venture;

     WHEREAS, the parties have agreed that Seller will contribute and assign to the Company, and that the Company will receive and assume from Seller, the Transferred Assets (as defined below) and the Assumed Liabilities (as defined below), in exchange for the issuance by the Company to Seller of 100% of the Class A Units (as defined below) and 100% of the Class B Units (as defined below) of the Company, all upon the terms and subject to the conditions of this Agreement;

     WHEREAS, Seller has agreed to sell, transfer and convey 40% of the Class A Units (the "Transferred Units") to Metaldyne, and Metaldyne has agreed to purchase the Transferred Units from Seller (the "Transfer"), upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, under certain circumstances in the future as provided for in the Operating Agreement (as defined below), (i) Metaldyne may acquire from Seller the remaining Class A Units and 100% of the Class B Units or (ii) Seller may reacquire from Metaldyne the Transferred Units (either of the foregoing, the "JV Termination").

     NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. Unless otherwise defined in this Agreement, the following terms shall have the respective meanings set forth below:

     "Accountant" shall have the meaning set forth in Section 2.7(b).

     "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, where "control" means, with respect to any Person the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Joint Venture Formation Agreement, including all exhibits and schedules hereto, as amended from time to time.

     "Assets" shall mean, collectively, the Transferred Assets and the Excluded Assets.

     "Assumed Contracts" shall mean all Contracts used exclusively in or related exclusively to, or, except with respect to the Intellectual Property and information technology systems and related software and documentation, used primarily in or related primarily to or necessary for, the conduct of the Business or the ownership or operation of the Facility, other than the Excluded Contracts; provided, however, that any Contracts between the Business, on the one hand, and Seller or any of its Affiliates, on the other hand, shall not be Assumed Contracts.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.4.

     "Ball Joints" shall mean all Current Products that are ball joints or ball and socket joints, including, without limitation, all integral and cartridge style designs, and all components thereof, including, without limitation, all castings, forgings, casings, pivots, bellows, bearings, shells, studs, seals, liners, sockets, heads, shrouds, housings and covers.

     "Business" shall have the meaning set forth in the recitals to this Agreement.

     "Business Day" shall mean a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to close.

     "Business Material Adverse Change" shall mean a change (or historical circumstance or event resulting in a prospective change) that is materially adverse with respect to either (i) the business, operations, assets, liabilities, results of operations, cash flows or financial condition of the Business, taken as a whole or (ii) the ability of Seller to consummate the Transactions; provided, however, that any change (or historical circumstance or event resulting in a prospective change) that is generally applicable to (A) the industries and markets in which Seller and its Subsidiaries operate their respective businesses, (B) the United States or global economy or (C) the United States securities markets shall be excluded from the determination of a Business Material Adverse Change; and provided, further, that any change (or historical circumstance or event resulting in a prospective change) resulting from or arising out of the execution of this Agreement or the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of a Business Material Adverse Change.

     "Business Material Adverse Effect" shall mean an effect (or historical circumstance or event resulting in a prospective effect) that is materially adverse with respect to either (i) the business, operations, assets, liabilities, results of operations, cash flows or financial condition of the Business, taken as a whole or (ii) the ability of Seller to consummate the Transactions; provided, however, that any effect (or historical circumstance or event resulting in a prospective effect) that is generally applicable to (A) the industries and markets in which Seller and its Subsidiaries operate their respective businesses, (B) the United States or global economy or (C) the United States securities markets shall be excluded from the determination of a Business Material Adverse Effect; and provided, further, that any effect (or historical circumstance or event resulting in a prospective effect) resulting from or arising out of the execution of this Agreement or the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of a Business Material Adverse Effect.

     "Cap" shall have the meaning set forth in Section 13.4(a).

     "Capital Stock" means: (i) in the case of a corporation, capital stock;
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CERCLA" shall have the meaning set forth in Section 5.21(d).

     "Class A Units" shall mean the Class A limited liability company interests in the Company.

     "Class B Units" shall mean the Class B limited liability company interests in the Company.

     "Closing" shall have the meaning set forth in Section 4.1.

     "Closing Date" shall have the meaning set forth in Section 4.1.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     "Common Stock" shall have the meaning set forth in Section 7.5(a).

     "Company" shall have the meaning set forth in the preamble to this Agreement.

     "Company Indemnified Parties" shall mean the Company and each of its Subsidiaries and their respective officers, directors, employees, members, managers, agents and representatives; provided, however, that in no event shall Seller be deemed a Company Indemnified Party.

     "Company Material Adverse Effect" shall mean an effect (or historical circumstance or event resulting in a prospective effect) that is materially adverse with respect to either (i) the busi-ness, operations, assets, liabilities, results of operations, cash flows or financial condition of the Company before or after giving effect to the Contribution or (ii) the ability of the Company to consummate the Transactions; provided, however, that any effect (or historical circumstance or event resulting in a prospective effect) that is generally applicable to (A) the industries and markets in which the Company will operate the Business, (B) the United States or global economy or (C) the United States securities markets shall be excluded from the determination of a Company Material Adverse Effect; and provided, further, that any effect (or historical circumstance or event resulting in a prospective effect) resulting from or arising out of the execution of this Agreement or the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of a Company Material Adverse Effect.

     "Complete Financial Statements" shall have the meaning set forth in Section 8.12.

     "Consultant" shall have the meaning set forth in Section 8.16(a).

     "Contract" shall mean any contract, lease, commitment, understanding, sales order, purchase order, rental agreement, insurance policy, agreement, indenture, mortgage, note, bond, right, instrument of indebtedness, guarantee, warrant, instrument, plan, permit or license, and any and all other binding arrangements.

     "Contribution" shall mean the transactions set forth in clauses (i) and
(ii) of the definition of the term "Transactions" herein.

     "CPR" shall have the meaning set forth in Section 13.10.

     "Current Process" means any process used by Seller at the Facility as of the Closing Date or within the 12-month period prior to the Closing Date to manufacture any Current Product or other product.

     "Current Product" means any product manufactured by Seller at the Facility as of the Closing Date or within the 12-month period prior to the Closing Date and listed on Schedule A to the Supply Agreement.

     "Customer Lists" shall have the meaning set forth in Section 2.1(g).

     "DaimlerChrysler Call Option Closing" shall have the meaning set forth in the Operating Agreement.

     "DaimlerChrysler Indemnified Parties" shall mean Seller, each of its Subsidiaries and each of their respective Affiliates and the respective officers, directors, employees, members, managers, agents and representatives of Seller, its Subsidiaries and their respective Affiliates; provided, however, that in no event shall the Company or any of its Subsidiaries be deemed a DaimlerChrysler Indemnified Party.

     "Deed" shall mean a special or limited warranty deed including warranties against grantor's acts relating to the Real Property in recordable form granted by Seller in favor of the Company substantially in the form of Exhibit E.

     "Demolition Costs" shall have the meaning set forth in Section 8.15.

     "Dispute" shall have the meaning set forth in Section 13.10.

     "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

     "Employee Benefit Plan" shall mean any "employee benefit pension plan" as defined in Section 3(2) of ERISA, "welfare benefit plan" as defined in Section 3(1) of ERISA, stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans, employment or consulting agreements, and any other employee benefit plans, programs, policies or arrangements, covering employees (or former or future employees) of Seller engaged in the Business which is maintained or contributed to by Seller or any of its ERISA Affiliates or to which Seller or any of its ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any Liability.

     "Employee Matters Agreement" shall mean the Employee Matters Agreement by and among Seller, the Company and Metaldyne substantially in the form of Exhibit A.

     "End Date" shall have the meaning set forth in Section 12.1(b)(i).

     "Environment" shall mean any of the following media: (i) land, including surface land, sub-surface strata, sea bed and river bed under water (as defined in clause (ii) hereof), and any natural or man-made structures, (ii) water, including coastal and inland waters, surface waters, ground waters, drinking water supplies and waters in drains and sewers, surface and sub-surface strata; and (iii) air, including indoor and outdoor air and air within buildings and other man-made or natural structures above or below ground, in each case, including any living organism or system supported by such media.

     "Environmental Claim" shall mean any notice, claim, demand, action, suit, complaint, proceeding or communication by any Governmental Authority or other Person alleging Liability or potential Liability that affects or would reasonably be expected to affect the Business or any of the Transferred Assets (including, without limitation, the Facility) relating to, arising out of, in connection with, based on or resulting from any Environmental Law or Environmental Permit.

     "Environmental Condition" shall mean (i) any environmental contamination or pollution or threatened contamination or pollution arising out of any Release or threatened Release of Hazardous Materials that could form the basis for any Environmental Claim against the Business or any of the Transferred Assets, or
(ii) any other circumstance or condition that would reasonably be expected to give rise to any violation or alleged violation of any Environmental Law or Environmental Permit or any Liability or potential Liability under any Environmental Law that would reasonably be expected to form the basis for any Environmental Claim against the Business or any of the Transferred Assets.

     "Environmental Laws" shall mean the common law and all applicable federal, state, local and foreign Laws, in each case as in effect as of the Closing Date, relating in any manner to contamination, pollution or protection of human health or the Environment including, without limitation: the Clean Air Act, as amended, U.S.C. ss.ss. 7401 et seq.; the Clean Water Act, as amended, 33 U.S.C. ss.ss. 1251 et seq.; CERCLA; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.ss. 6901 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. ss.ss. 136 et seq.; and any applicable state and local Laws, in each case as in effect as of the Closing Date, regulating the same subject matter as the aforementioned Laws.

     "Environmental Liability" means all Losses incurred or suffered by a Company Indemnified Party or Metaldyne Indemnified Party after the Closing to the extent relating to, arising out of, in connection with or in respect of any Environmental Condition that existed or occurred on or prior to the JV Termination Date, including any Environmental Claim in respect of any such Environmental Condition.

     "Environmental Permits" shall mean all permits, licenses, registrations and other Governmental Approvals required to be in effect as of the Closing Date under Environmental Laws for the conduct of the Business as presently conducted or the ownership or use of the Transferred Assets (including, without limitation, the Facility) as presently owned or used.

     "Environmental Reports" shall mean all non-privileged applications, notifications, reports, studies, assessments and audits that address any assessment or analysis of the Environment, or relate to the Transferred Assets (including, without limitation, the Facility), or address any issue of noncompliance with, or Liability under, any Environmental Law that may affect the Business or the Transferred Assets (including, without limitation, the Facility).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m), (o) or (t) of the Code.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

     "Excluded Assets" shall have the meaning set forth in Section 2.2.

     "Excluded Contracts" shall have the meaning set forth in Section 2.2(g).

     "Excluded Liabilities" shall have the meaning set forth in Section 2.5.

     "Facility" shall mean the plant located in New Castle, Indiana and more particularly described on Exhibit G, including the land and all improvements, buildings, structures and fixtures located thereon and all other appurtenances thereto.

     "Filed Intellectual Property" means all patents, patent applications, copyright registrations, applications to register copyrights, registered trademarks, and applications to register trademarks owned by Seller that are being transferred to Company under Section 2.1(f).

     "Financial Statements" shall have the meaning set forth in Section 5.4.

     "Financing Notice" shall have the meaning set forth in Section 8.12.

     "Forge Building" shall mean the building indicated on the map included in the description of the Facility attached as Exhibit G.

     "FIRPTA Certificates" shall mean affidavits of Seller as required by
Section 1445 of the Code in the forms attached hereto as Exhibit H.

     "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

     "Governmental Approvals" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice of or to, any Governmental Authority.

     "Governmental Authority" shall mean the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

     "Hazardous Material" shall mean any pollutant, contaminant, chemical, material, substance, waste or constituent (including, without limitation, crude oil or any other petroleum product and asbestos) subject to regulation under, or which can give rise to Liability under, any Environmental Law.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

     "Indebtedness" shall mean, with respect to any Person, any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker's acceptances; (iv) representing capital lease obligations; (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (vi) representing any interest rate or currency hedging obligations, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a Liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, "Indebtedness" includes (a) indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), (b) obligations with respect to self-insurance arrangements, including for workers' compensation, and (c) to the extent not otherwise included, the guarantee by such Person of indebtedness of others.

     "Indemnified Claim" shall have the meaning set forth in Section 13.8.

     "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article XIII.

     "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XIII.

     "Intellectual Property" means (a) patents, utility models, trademarks, service marks, rights in designs, trade or business names, copyrights (including rights in computer software), and all rights or forms of protection of a similar nature or having equivalent effect to any of the foregoing which may subsist anywhere in the world, (b) applications for any of the foregoing, and (c) know-how and technical and proprietary information, including all trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, specifications, plans, guidelines, standards, data, tests, benchmarking, technical reports, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings.

     "Interim Survey" shall mean a survey of the Real Property, prepared by a certified or registered surveyor reasonably acceptable to Metaldyne and the Title Company and certified to the Company, Metaldyne and the Title Company, complying with the current minimum standard requirements for boundary surveys in the State of Indiana and (a) locating any easements, licenses, rights of way or other items of record disclosed in the Title Commitment; and (b) disclosing any encroachment, gap, gore or other defect with respect to the boundaries of the Real Property.

     "Inventory" shall have the meaning set forth in Section 2.1(d).

     "IRS" shall mean the Internal Revenue Service.

     "JV Termination" shall have the meaning set forth in the recitals to this Agreement.

     "JV Termination Date" means the date of the Metaldyne Call Option Closing, Metaldyne Put Option Closing or the DaimlerChrysler Call Option Closing, whichever occurs.

     "Knowledge" shall mean (i) with respect to Seller, the actual knowledge, after due inquiry, of one or more of the personnel of Seller who have supervisory, operational or administrative responsibility in respect of the matter in question; and (ii) with respect to Metaldyne, the actual knowledge, after due inquiry, of one or more of the personnel of Metaldyne who have supervisory, operational or administrative responsibility in respect of the matter in question.

     "Known Environmental Conditions" shall mean (i) all Environmental Conditions set forth on Schedule 1.2 (which such schedule shall be [*] to include any and all additional Environmental Conditions [*] and (ii) all Environmental Conditions [*] delivered on or prior to [*] pursuant to Section
8.16 and (iii) all Environmental Conditions arising out of or revealed by [*].

     "KPMG" shall have the meaning set forth in Section 8.12.

     "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     "Liability" shall mean any liability or obligation, whether such liability or obligation relates to payment, performance or otherwise, is known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not such liability or obligation would be required to be reflected or reserved against on financial statements of the obligor under GAAP.

     "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Loss" or "Losses" shall mean any and all Liabilities, losses, costs, claims, charges, damages (including out-of-pocket special, exemplary, punitive and consequential damages), deficiencies, fines, penalties and expenses (including reasonable attorneys' and other reasonable advisors' and consultants' fees and expenses and reasonable out-of-pocket costs of investigation and litigation of claims). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' and other advisors' fees and expenses and costs of investigation and litigation of claims incurred by the Indemnified Person in enforcing such indemnity.

     "Management Agreement" shall mean the Management Services Agreement by and among Metaldyne, the Company and Seller substantially in the form of Exhibit C.

     "Metaldyne" shall have the meaning set forth in the preamble to this Agreement.

     "Metaldyne Call Option" shall have the meaning set forth in the Operating Agreement.

     "Metaldyne Call Option Closing" shall have the meaning set forth in the Operating Agreement.

     "Metaldyne Call Option Closing Date" shall have the meaning set forth in the Operating Agreement.

     "Metaldyne Disclosure Schedules" shall have the meaning set forth in
Article VII.

     "Metaldyne Indemnified Parties" shall mean Metaldyne, each of its Subsidiaries and each of their respective Affiliates and the respective officers, directors, employees, members, managers, agents and representatives of Metaldyne, its Subsidiaries and their respective Affiliates; provided, however, that in no event shall the Company or any of its Subsidiaries be deemed a Metaldyne Indemnified Party.

     "Metaldyne Material Adverse Change" shall mean a change (or historical circumstance or event resulting in a prospective change) that is materially adverse with respect to either (a) the business, operations, assets, liabilities, results of operations, cash flows or financial condition of Metaldyne and its Subsidiaries, taken as a whole, or (b) the ability of Metaldyne to consummate the Transactions; provided, however, that any change (or historical circumstance or event resulting in a prospective change) that is generally applicable to (A) the industries and markets in which Metaldyne and its Subsidiaries operate their respective businesses, (B) the United States or global economy or (C) the United States securities markets shall be excluded from the determination of a Metaldyne Material Adverse Change; and provided, further, that any change (or historical circumstance or event resulting in a prospective change) resulting from or arising out of the execution of this Agreement or the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of a Metaldyne Material Adverse Change.

     "Metaldyne Material Adverse Effect" shall mean an effect (or historical circumstance or event resulting in a prospective effect) that is materially adverse with respect to either (i) the business, operations, assets, liabilities, results of operations, cash flows or financial condition of Metaldyne and its Subsidiaries, taken as a whole, or (ii) the ability of Metaldyne to consummate the Transactions; provided, however, that any effect (or historical circumstance or event resulting in a prospective effect) that is generally applicable to (A) the industries and markets in which Metaldyne and its Subsidiaries operate their respective businesses, (B) the United States or global economy or (C) the United States securities markets shall be excluded from the determination of a Metaldyne Material Adverse Effect; and provided, further, that any effect (or historical circumstance or event resulting in a prospective effect) resulting from or arising out of the execution of this Agreement or the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of a Metaldyne Material Adverse Effect.

     "Metaldyne Objection Notice" shall have the meaning set forth in Section 2.7(b).

     "Metaldyne Put Option Closing" shall have the meaning set forth in the Operating Agreement.

     "Metaldyne SEC Documents" shall have the meaning set forth in Section
7.6(a).

     "Metaldyne Shareholders Agreement" shall mean the Shareholders Agreement, dated as of November 28, 2000, as supplemented and amended, by and among Metaldyne (as successor to Mascotech, Inc.) and certain shareholders of Metaldyne.

     "Non-Assigned Assets" shall have the meaning set forth in Section 2.6.

     "North Building" shall mean the building indicated on the map included in the description of the Facility attached as Exhibit G.

     "Opening Balance Sheet" shall have the meaning set forth in Section 2.7(a).

     "Operating Agreement" shall mean the Amended and Restated Operating Agreement of the Company by and among the Company, Seller and Metaldyne substantially in the form of Exhibit D.

     "OSHA" shall have the meaning set forth in Section 5.25.

     "Permitted Liens" shall mean:

          (a) the Liens set forth on Schedule 1.3;

          (b) Liens for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings;

          (c) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carriers' or other like Liens, in each case, arising or incurred in the ordinary course of business;

          (d) with respect to the Real Property, (i) easements, licenses, covenants, rights-of-way and other similar encumbrances and restrictions which are a matter of public record arising after the date hereof and which would not reasonably be expected, individually or in the aggregate, to materially and adversely affect the use of the Real Property as currently used by Seller and (ii) zoning, building and other similar restrictions pursuant to applicable Law;

          (e) Liens created by the Company or Metaldyne; and

          (f) other Liens that, in the aggregate, would not require payments in excess of $10,000 to have discharged and released.

     "Person" shall mean any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, firm, proprietorship or other business entity or a Governmental Authority.

     "Phase II ESA" shall have the meaning set forth in Section 8.16(a).

     "Preferred Stock" shall have the meaning set forth in Section 7.5(a).

     "Prepaid Expenses" shall mean all prepaid expenses, including, without limitation, ad valorem taxes, leases and rentals.

     "Product" shall have the meaning set forth in the Supply Agreement.

     "Real Property" shall have the meaning set forth in Section 5.8(a).

     "Related Agreement" shall mean any Contract or other document that is or is to be entered into at or prior to the Closing pursuant to, or in connection with, this Agreement, including, without limitation, the Employee Matters Agreement, the Supply Agreement, the Management Agreement, the Operating Agreement and the Transition Services Agreement.

     "Release" shall mean any releasing, spilling, seeping, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Materials into the Environment (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing Hazardous Materials).

     "Relief Letter" shall have the meaning set forth in Section 8.12.

     "Remedial Action" shall mean all actions required by any Environmental Law or any Governmental Authority under any Environmental Law: (i) to clean up, remove, treat, abate or in any other way address any Environmental Condition;
(ii) to prevent the Release or threat of Release or minimize the further Release of any Hazardous Materials so that it does not migrate or endanger or threaten to endanger human health or the Environment; and (iii) to perform pre-remedial studies and investigations in connection with any Release or threatened Release.

     "Remediation Standards" means either numeric or narrative standards to which Hazardous Materials in, on or around land must be remediated as established pursuant to Environmental Laws by the Governmental Authority with jurisdiction over such land.

     "Rules" shall have the meaning set forth in Section 13.10.

     "SEC" shall have the meaning set forth in Section 7.6(a).

     "Securities Act" shall mean the Securities Act of 1933, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

     "Seller" shall have the meaning set forth in the preamble to this Agreement.

     "Seller Disclosure Schedules" shall have the meaning set forth in Article
V.

     "Seller Related Intellectual Property" shall mean any Intellectual Property pertaining to any product the Company supplies to Seller or its Affiliates or which the Company is designing and/or developing for supply to Seller or its Affiliates pursuant to any vehicle development program of Seller or its Affiliates.

     "Seller's Accounting Principles" shall have the meaning set forth in
Section 5.4.

     "Series A-1 Preferred Stock" shall have the meaning set forth in Section 7.2(b).

     "Series A-2 Preferred Stock" shall have the meaning set forth in Section 7.2(b).

     "Special Tooling" shall mean unique tools which are specifically designed to hold parts in place, determine a part's location within the machine and/or provide a placeholder for attaching cutting inserts, drills, dies or measuring sensors. For avoidance of doubt, "Special Tooling" does not include any part of an original equipments' or original machine's design or construction package.

     "Subsidiary" shall mean, with respect to any Person: (i) any other Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and (ii) any partnership or limited liability company (a) the sole general partner or member or the managing general partner or member of which is such Person or a Subsidiary of such Person or (b) the only general partners or members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Supply Agreement" shall mean the Supply Agreement by and between Seller and the Company substantially in the form of Exhibit B.

     "Survey" shall mean a survey of the Real Property, dated within 30 days of the Closing Date, prepared by a certified or registered surveyor reasonably acceptable to Metaldyne and the Title Company and certified to the Company, Metaldyne and the Title Company, in form and substance satisfactory to Metaldyne and the Title Company and not disclosing any matters (other than Permitted Liens) to which Metaldyne has reasonably objected within fifteen (15) days after receipt of the same, complying with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and such of the ALTA/ASCM Table Requirements as Metaldyne or the Title Company shall reasonably request and (a) setting forth an accurate description of each parcel of the Real Property, (b) locating all improvements, Liens (setting forth the recording information of any recorded instruments), setback lines, alleys, streets and roads, (c) showing any encroachments upon or by any improvements on the Facility and (d) showing all dedicated public streets providing access to the Facility and the municipal address of any improvements located on the Real Property.

     "Tax Return" shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

     "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments related to the Business, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, including any interest, penalties or additions to tax attributable thereto.

     "Threshold Amount" shall have the meaning set forth in Section 13.4(a).

     "Title Company" shall mean Chicago Title Insurance Company or another nationally recognized title insurance company reasonably satisfactory to Metaldyne.

     "Title Policy" shall mean an owner's title insurance policy issued to the Company with respect to the Real Property, in form and substance satisfactory to Metaldyne and not disclosing any material matters to which Metaldyne has reasonably objected within fifteen (15) days after receipt of the same, together with endorsements thereto reasonably requested and paid for by Metaldyne (including, without limitation, access, zoning, comprehensive, non-imputation and contiguity endorsements), in an amount determined by Metaldyne but in no event to exceed the reasonable commercial value of the Real Property, insuring the Company and issued as of the Closing Date by the Title Company, showing the Company to have a valid fee interest in the Real Property.

     "Transactions" shall mean: (i) the contribution by Seller to the Company of the Transferred Assets and the assignment and assumption by the Company from Seller of the Assumed Liabilities contemplated by this Agreement; (ii) the issuance of the Units by the Company to Seller contemplated by this Agreement;
(iii) the Transfer; and (iv) the other transactions contemplated by this Agreement and the Related Agreements.

     "Transfer" has the meaning set forth in the recitals to this Agreement.

     "Transfer Taxes" shall have the meaning set forth in Section 8.5(a).

     "Transferred Assets" shall have the meaning set forth in Section 2.1.

     "Transferred Intellectual Property" shall have the meaning set forth in
Section 2.1(f).

     "Transferred Units" shall have the meaning set forth in the recitals to this Agreement.

     "Transition Services Agreement" shall mean the Transition Services Agreement by and between Seller and the Company substantially in the form attached to the Operating Agreement.

     "UAW" shall mean International Union, United Automobile, Aerospace and Agricultural Implement Workers of America.

     "Units" shall mean, collectively, the Class A Units and the Class B Units.

     "Unknown Environmental Conditions" shall mean all Environmental Conditions other than Known Environmental Conditions.

     "WARN Act" shall have the meaning set forth in Section 2.4(d).

                                   ARTICLE II

                             CONTRIBUTION OF ASSETS

     2.1 Contribution of Assets. Subject to Section 2.2 and the other terms and conditions of this Agreement, at the Closing, Seller shall contribute, transfer, assign and deliver to the Company, or cause to be contributed, transferred, assigned and delivered to the Company, free and clear of any Liens except for Permitted Liens, and the Company shall receive and assume from Seller, all of Seller's right, title and interest in and to the Transferred Assets. To the extent that the Transferred Assets consist of written documents (including microfilm and computer files) which are necessary for Seller's records, Seller may either deliver to the Company a duplicate copy of such documents and retain the original or deliver to the Company the original of such documents and retain a duplicate copy; provided, however, that Seller shall deliver the original of any such document when delivery of the original is necessary or desirable to effectuate the transfer of any Transferred Asset.

     For purposes of this Agreement, "Transferred Assets" shall mean all of the assets used exclusively in or related exclusively to, or, except with respect to the Intellectual Property and information technology systems and related software and documentation, used primarily in or related primarily to or necessary for, the conduct of the Business or ownership or operation of the Facility, real, personal or mixed, tangible or intangible, whether now existing or acquired prior to the Closing Date as the same may exist on the Closing Date, including, without limitation, the following assets to the extent used exclusively in or related exclusively to, or, except with respect to the Intellectual Property and information technology systems and related software and documentation, used primarily in or related primarily to or necessary for, the conduct of the Business or ownership or operation of the Facility (but excluding in all cases the Excluded Assets):

          (a) the Facility;

          (b) all owned Real Property described on Schedule 2.1(b) and all improvements, buildings, structures and fixtures located thereon and all other appurtenances thereto;

          (c) all fixtures and other fixed assets, machinery, equipment, tools (other than Special Tooling), dies, furniture, furnishings and in-bound material containers and all other tangible assets, including, without limitation, those listed on the plant asset listing report dated October 31, 2002 attached hereto as Schedule 2.1(c), subject to such additions, substitutions or deletions thereto, in compliance with Section 8.7, as shall have occurred in the ordinary course of business, consistent with past practice, prior to the Closing Date;

          (d) all inventories of raw materials, work-in-process, in-plant finished components, spare parts, replacement and component parts, office and other supplies (the "Inventory");

          (e) all Assumed Contracts;

          (f) notwithstanding any other provision of this Section 2.1, only the Intellectual Property used by Seller exclusively in or related exclusively to the conduct of the Business at the Facility, including, without limitation, all Intellectual Property in, relating to or covering all Current Processes used exclusively at the Facility (the "Transferred Intellectual Property");

          (g) all customer lists and records which relate to the historical supply of products from the Facility (the "Customer Lists");

          (h) all rights, claims, credits, guarantees, warranties, causes of action or rights of set-off against third parties to the extent related to the Transferred Assets or the Assumed Liabilities, including, without limitation, all construction and capital equipment warranties and unliquidated rights under manufacturers' and vendors' warranties, other than in relation to Liabilities that are the obligation of Seller or rights to sue for and remedies against past infringements of any Intellectual Property rights of Seller;

          (i) all books, records, manuals and other materials used exclusively in or related exclusively to the conduct of the Business (in any form or medium), advertising matter, catalogues, price lists, distribution lists, photographs, production data, sales and promotional materials and records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, media materials and plates, accounting records and sales order files, except to the extent Seller is required by applicable Law or any Excluded Contract to retain such documents; provided, however, that the Company shall receive copies of any books, records, manuals and other materials necessary to operate the Business;

          (j) to the extent their transfer is permitted by applicable Law, all Governmental Approvals used exclusively in or related exclusively to the conduct of the Business, including, without limitation, NAFTA certifications, and all applications therefor and records relating thereto;

          (k) the systems and databases listed on Schedule 2.1(k);

          (l) all goodwill;

          (m) to the extent their transfer is permitted by applicable Law, any Tax abatements related to the Business;

          (n) the motor vehicles owned or leased by Seller and listed on
     Schedule 2.1(n); and

          (o) any and all other assets and rights that are not of the type or character referenced in Section 2.1(a)-(n) and that are used exclusively in or relate exclusively to, or, except with respect to the Intellectual Property and information technology systems and related software and documentation, are used primarily in or relate primarily to or are necessary for, the conduct of the Business or the ownership or operation of the Facility.

     2.2 Excluded Assets. Notwithstanding any other provision of this Agreement, the Transferred Assets shall not include the following assets (the "Excluded Assets"):

          (a) Seller's rights under this Agreement and the Related Agreements to which Seller is to be a party;

          (b) Seller's ledgers, journals and Tax Returns, product design and verification data pertaining to Current Products and past products manufactured at the Facility (including, without limitation, drawings, CAD files, computer models and test data), and any other documents not covered by Section 2.1(i);

          (c) any assets relating to benefits provided or Employee Benefit Plans maintained by Seller for any employees engaged in the Business;

          (d) the Intellectual Property in the design and configuration of the Current Products, all Intellectual Property not used exclusively at the Facility in the conduct of the Business or that relates exclusively to the conduct of the Business at the Facility, and all trademarks, service marks and trade names of Seller and Seller's Affiliates;

          (e) the finished goods inventory in transit;

          (f) all prepaid expenses and Taxes, cash (including petty cash) on hand, cash equivalents and bank accounts and securities on hand or on deposit;

          (g) the Contracts listed on Schedule 2.2(g) (the "Excluded
     Contracts");

          (h) all Special Tooling;

          (i) any software, whether owned by Seller or third parties, that is not located exclusively at the Facility;

          (j) all of Seller's proprietary engineering and production designs and drawings;

          (k) all outbound material containers, returnable containers, racks and drums used for shipping supplies and products;

          (l) all intracompany receivables owing by Seller, accounts and notes receivable from third parties other than Seller, chattel paper and other rights to receive payment from third parties existing as of the Closing Date;

          (m) the motor vehicles owned or leased by Seller and listed in
     Schedule 2.2(m);

          (n) all Contracts of insurance and policies of insurance, including, without limitation, casualty, liability or group life, health or accident insurance;

          (o) all Governmental Approvals (i) that are not used exclusively in or related exclusively to the conduct of the Business or (ii) whose transfer is not permitted by applicable Law;

          (p) to the extent not used exclusively in or not related exclusively to the conduct of the Business, all books, records, manuals and other materials (in any form or medium), advertising matter, catalogues, price lists, distribution lists, photographs, production data, sales and promotional materials and records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, media materials and plates, accounting records and sales order files;

          (q) all rights to any refunds, credits, duty drawbacks or claims (including, in each case, interest with respect thereto) in respect of Taxes paid or required to be paid by Seller or any Affiliate of Seller pursuant to this Agreement or otherwise, to any Governmental Authority for any period;

          (r) other than claims described in Section 2.1(h) and claims against third parties with respect to Assumed Liabilities, all claims and rights against third parties relating to the operation of the Business prior to the Closing Date, including, without limitation, claims against the Seller's insurance carriers;

          (s) all fixed assets, machinery, equipment and tools of Seller used primarily or exclusively in, or related primarily or exclusively to, the design or development of products manufactured at the Facility that are located at Seller's headquarters in Auburn Hills, Michigan (other than those assets listed on Schedule 2.1(f));

          (t) all returns and other Tax records pertaining to the operations of Seller (including the Facility) for all taxable periods prior to the Closing; and

          (u) all signage making use of any trademarks, service marks or trade name of Seller or any of its Affiliates.

     2.3 Issuance of Units. In consideration for the Transferred Assets, the Company shall issue to Seller, at the Closing, 100% of the Class A Units and 100% of the Class B Units.

     2.4 Assumption of Liabilities. In addition to the issuance of the Units in accordance with Section 2.3, at the Closing, the Company shall, by appropriate instruments reasonably satisfactory to the Company and Metaldyne to be executed and delivered at Closing, assume and agree to pay, perform and discharge the following Liabilities (the "Assumed Liabilities"):

          (a) all Liabilities under the Assumed Contracts which by the terms of the Assumed Contracts arise from performance or non-performance after the Closing Date under the Assumed Contracts, but only when and to the extent the Company receives the corresponding benefits of such Assumed Contracts;

          (b) all Liabilities for the purchase of raw materials, parts, supplies and repair and maintenance materials under open supply contracts, purchase orders and commitments set forth on Schedule 2.4 or given or made after the date hereof consistent with Section 8.7;

          (c) all Liabilities arising from the conduct of the Business and the ownership and operation of the Facility from and after the Closing Date;

          (d) except as provided in the Employee Matters Agreement, all Liabilities arising under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") relating to, arising out of, or incurred in connection with any closure or shutdown, or deemed closure or shutdown, partial or otherwise, of the Facility, the Business or the operations thereof after the JV Termination Date;

          (e) all current liabilities of the business set forth on the Opening Balance Sheet (and not in the notes thereto) using Seller's Accounting Principles; and

          (f) (i) any Liabilities relating to, arising out of, in connection with or in respect of any Environmental Condition that did not exist or had not occurred on or prior to the JV Termination Date, including any Environmental Claim in respect of any such Environmental Condition, and
     (ii) to the extent Seller is not required to indemnify and hold harmless the Company Indemnified Parties and Metaldyne Indemnified Parties therefrom under Section 13.9(b), any Environmental Liabilities relating to, arising out of, in connection with or in respect of any Unknown Environmental Conditions.

     2.5 Excluded Liabilities. Notwithstanding any other provision of this Agreement, the Assumed Liabilities shall not include the following Liabilities (the "Excluded Liabilities"): (a) except with respect to Environmental Liabilities (which are covered by clause (b) below), any Liabilities of Seller relating to, arising out of or in connection with the ownership or operation of the Business or the Assets or otherwise prior to the Closing, other than the Assumed Liabilities;

          (b) (i) any Environmental Liabilities relating to, arising out of, in connection with or in respect of any Known Environmental Conditions and
     (ii) to the extent Seller is required to indemnify and hold harmless the Company Indemnified Parties and Metaldyne Indemnified Parties therefrom under Section 13.9(b), any Environmental Liabilities relating to, arising out of, in connection with or in respect of any Unknown Environmental Conditions;

          (c) any Liabilities under Assumed Contracts which by the terms of such Assumed Contracts were due or to be performed or otherwise arose prior to the Closing;

          (d) any Liabilities relating to past, present or future employees of Seller engaged in the Business or otherwise relating to Employee Benefit Plans for past, present or future employees of Seller engaged in the Business, whether prior to or after the Closing, including, without limitation, liabilities under ERISA, workers' compensation laws or employment laws;

          (e) any Liabilities of Seller under or relating to labor relations, and any grievances, lawsuit or claim of any kind by any employee of Seller whether or not relating to employment in the Business prior to the Closing or thereafter under the Employee Matters Agreement;

          (f) any Liabilities arising out of any action, suit or proceeding relating to the Business or the Transferred Assets to the extent based upon an event occurring or a claim arising (i) prior to the Closing, other than the Assumed Liabilities, or (ii) after the Closing, in each case with respect to claims relating to the design, manufacture or sale of products by Seller prior to the Closing, including warranty and product liability claims;

          (g) any Tax liabilities of Seller;

          (h) any Liabilities for Indebtedness incurred by Seller or any of its Affiliates;

          (i) any brokers' or finders' fees, or other Liability of Seller for costs and expenses (including fees and expenses relating to professional advisors (legal, financial, accounting or otherwise)) incurred in connection with this Agreement or any Related Agreement;

          (j) any Liability to the extent relating to, arising out of or in connection with the Excluded Assets;

          (k) any Liability relating to, arising out of or in connection with Seller's demolition of the North Building or the Forge Building pursuant to
     Section 8.15; provided, however, that the Excluded Liabilities shall not include any Demolition Costs in excess of $6,000,000 in the aggregate;

          (l) any Liability relating to, arising out of or in connection with the capital improvement projects described on Schedule 2.5(l);

          (m) any Liability or obligation for chargebacks relating to, arising out of or in connection with the manufacture or production of products at the Facility prior to the Closing; and

          (n) all other Liabilities not expressly constituting Assumed Liabilities.

     2.6 Nonassignable Assets and Approvals. In the case of any Governmental Approvals or any Assumed Contracts which by their terms or by virtue of their subject matter are not assignable to the Company and which are included among the Transferred Assets (collectively, the "Non-Assigned Assets"), Seller agrees to use its commercially reasonable efforts to obtain, as soon as practicable prior to the Closing Date, any written consents necessary to convey to the Company the benefit thereof; provided, however, that Seller shall not be obligated to pay any amount in consideration of any such consent, other than (a) nominal filing, application or similar costs or fees, (b) nominal amounts to cover processing and review by third parties of such consents, including de minimis amounts of attorneys' fees, and (c) any amounts that were due and payable prior to Closing, which amounts are required by Contract or applicable Law to be paid prior to consummation of the transactions contemplated hereby. In the event that any such consent is not obtained by the Closing Date, Seller agrees to continue to use its commercially reasonable efforts to obtain such written consent and to cooperate with the Company so that the Company can obtain the benefits of such Non-Assigned Asset until such consent is obtained to the extent permitted by applicable Law. Nothing in this Agreement shall be construed as an attempt or an agreement to assign or cause the assignment of any Non-Assigned Asset, unless the necessary consent shall have been given.

     2.7 Opening Balance Sheet. (a) Within sixty (60) days after the Closing Date, Seller shall prepare and deliver to Metaldyne a draft balance sheet of the Company as of the Closing Date (the "Opening Balance Sheet"), which shall be prepared in accordance with the principles set forth in Schedule 2.7.

     (b) Metaldyne shall have a period of twenty (20) days following receipt of the Opening Balance Sheet from Seller pursuant to Section 2.7(a) within which to review the Opening Balance Sheet. If Metaldyne has any objections to the draft Opening Balance Sheet, it will deliver to Seller a detailed statement describing such objections (the "Metaldyne Objection Notice") within such twenty (20) day review period. Seller and Metaldyne will use their respective commercially reasonable efforts to resolve any such objections set forth in the Metaldyne Objection Notice. If a final resolution is not obtained within a period of twenty (20) days following delivery of a Metaldyne Objection Notice, Seller and Metaldyne will select and jointly engage a nationally-recognized accounting firm mutually acceptable to them (the "Accountant") to resolve any remaining objections. The Accountant shall promptly, but in no event later than twenty
(20) days following its engagement by Seller and Metaldyne, deliver to Seller and Metaldyne its decision as to any remaining objections set forth in the Metaldyne Objection Notice. The decision of the Accountant shall be final and binding on Seller and Metaldyne. If Seller and Metaldyne are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective independent public accountants).

     (c) The Company will revise the draft Opening Balance Sheet as appropriate to reflect the resolution of any objections set forth in the Metaldyne Objection Notice (as agreed upon by the Seller and Metaldyne or as determined by the Accountant) and deliver it to Metaldyne within twenty (20) days after the final resolution of such objections. Such revised draft shall be the Opening Balance Sheet.

     (d) If any unresolved objections are submitted to the Accountant for resolution as provided above, the fees and expenses of the Accountant shall be borne 50% by Seller and 50% by Metaldyne. The Company will provide reasonable access to the work papers necessary for the preparation of the Opening Balance Sheet to Seller, Metaldyne and the Accountant during the preparation by Seller of the Opening Balance Sheet, the review by Metaldyne of the Opening Balance Sheet, and the resolution of any objections with respect thereto.

                                   ARTICLE III

                     SALE AND PURCHASE OF TRANSFERRED UNITS

     3.1 Sale and Purchase of Transferred Units. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer and convey to Metaldyne, free and clear of any Liens or any other limitation or restriction other than as set forth in the Operating Agreement, and Metaldyne shall purchase from Seller, the Transferred Units.

     3.2 Purchase Price for Transferred Units. In consideration for the Transferred Units, Metaldyne shall pay to Seller, at the Closing, $20,000,000 by wire transfer of immediately available funds to the account designated by Seller on Schedule 3.2.

                                   ARTICLE IV

                                   THE CLOSING

     4.1 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Transactions (the "Closing") shall take place at the offices of DaimlerChrysler Corporation, 1000 Chrysler Drive, Auburn Hills, Michigan, at 10:00 A.M. (local time) on the last Business Day of the calendar month in which the conditions set forth in Articles IX, X and XI are satisfied or waived (other than conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time or date as the parties hereto may agree. The term "Closing Date" shall mean the date on which the Closing actually occurs.

     4.2 Closing Deliveries of Seller. In addition to any other documents to be delivered by Seller under the provisions of this Agreement, at the Closing, Seller shall deliver, or cause to be delivered, to the Company and Metaldyne the following:

          (a) a Deed;

          (b) a Title Policy;

          (c) the FIRPTA Certificates;

          (d) a duly executed bill of sale, assignment and general conveyance, substantially in the form of Exhibit F hereto, dated the Closing Date, with respect to the Transferred Assets (other than any Transferred Asset to be transferred pursuant to any other instrument referred to in any other clause of this Section 4.2);

          (e) duly executed assignments, in form and substance reasonably satisfactory to Seller and Metaldyne, of all Contracts, Intellectual Property and Governmental Approvals constituting Transferred Assets, dated the Closing Date, assigning to the Company all of Seller's right, title and interest therein and thereto, with any required consent endorsed thereon or provided therewith;

          (f) certificates of title to all owned vehicles included in the Transferred Assets to be transferred to the Company hereunder, duly endorsed for transfer to the Company as of the Closing Date;

          (g) separate trademark assignments, each dated the Closing Date, assigning to the Company any United States trademark registrations included in the Transferred Assets;

          (h) such other and further instruments of conveyance, assignment and transfer as Metaldyne shall reasonably request and that are necessary for the effective conveyance, assignment and transfer of any of the Transferred Assets to the Company;

          (i) one or more certificates representing the Transferred Units, duly endorsed for transfer;

          (j) the certificate contemplated by Section 11.3;

          (k) duly executed counterparts of the Employee Matters Agreement, the Supply Agreement, the Management Agreement and the Operating Agreement to each of the other parties thereto; and

          (l) a certificate of Seller, signed by an authorized officer of Seller, certifying as to (i) the corporate resolutions of Seller authorizing the consummation of the transactions contemplated by this Agreement and the Related Agreements, (ii) the incumbency of the officers of Seller executing this Agreement and the Related Agreements to which it is a party, (iii) the good standing under applicable Law of Seller, (iv) Seller's certificate of incorporation, as amended, certified as of the Closing Date, by the Secretary of State of the State of Delaware, and (v) Seller's bylaws, certified to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

     4.3 Closing Deliveries of the Company. In addition to any other documents to be delivered by the Company under the provisions of this Agreement, at the Closing, the Company shall deliver, or cause to be delivered, to Seller the following:

          (a) one or more certificates, registered in the name of DaimlerChrysler Corporation, representing 100% of the Class A Units and 100% of the Class B Units;

          (b) the certificate contemplated by Section 11.3;

          (c) duly executed counterparts of the Employee Matters Agreement, the Supply Agreement, the Management Agreement and the Operating Agreement to each of the other parties thereto; and

          (d) a certificate of the Company, signed by an authorized officer of the Company, certifying as to (i) the corporate resolutions of the Company authorizing the consummation of the transactions contemplated by this Agreement and the Related Agreements, (ii) the incumbency of the officers of the Company executing this Agreement and the Related Agreements to which it is a party, (iii) the good standing under applicable Law of the Company, (iv) the Company's certificate of formation, as amended, certified as of the Closing Date, by the Secretary of State of the State of Delaware, and (v) the Company's limited liability company operating agreement, certified to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

     4.4 Closing Deliveries of Metaldyne. In addition to any other documents to be delivered by Metaldyne under the provisions of this Agreement, at the Closing, Metaldyne shall deliver or cause to be delivered, to Seller the following:

          (a) the purchase price for the Transferred Units as provided in
     Section 3.2;

          (b) the certificate contemplated by Section 10.3;

          (c) duly executed counterparts of the Employee Matters Agreement, the Management Agreement and the Operating Agreement to each of the other parties thereto; and

          (d) a certificate of Metaldyne, signed by an authorized officer of Metaldyne, certifying as to (i) the corporate resolutions of Metaldyne authorizing the execution of this Agreement and the Related Agreements and the consummation of the transactions contemplated thereby, (ii) the incumbency of the officers of Metaldyne executing this Agreement and the Related Agreements to which it is a party, (iii) the good standing under applicable Law of Metaldyne, (iv) Metaldyne's certificate of incorporation, as amended, certified as of the Closing Date, by the Secretary of State of the State of Delaware, and (v) Metaldyne's bylaws, certified to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF Seller

     Seller represents and warrants to the Company and Metaldyne that, except as set forth in the corresponding schedule of the disclosure schedules delivered by Seller to the Company and Metaldyne immediately prior to execution of this Agreement (the "Seller Disclosure Schedules") (it being agreed that disclosure of any item on a particular Schedule of the Seller Disclosure Schedules shall be deemed disclosure of such item on each other Schedule of the Seller Disclosure Schedules where the relevance of such item to such other Schedule is reasonably apparent on its face):

     5.1 Due Incorporation. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate the Transferred Assets and to carry on the Business as they are now being owned, leased, operated and conducted. Seller is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the Transferred Assets and the Business requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to have a Business Material Adverse Effect.

Accurate and complete copies of the certificate of incorporation and bylaws of Seller as currently in effect have been delivered to Metaldyne.

     5.2 Due Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is to be a party and to perform its obligations and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Related Agreements to which it is to be a party have been duly and validly approved by all corporate actions or proceedings on the part of Seller necessary to authorize this Agreement, the Related Agreements to which it is to be a party and the transactions contemplated hereby and thereby. Seller has duly and validly executed and delivered this Agreement and, on the Closing Date, will have duly and validly executed and delivered the Related Agreements to which it is to be a party. This Agreement constitutes and, on the Closing Date, the Related Agreements to which it is to be a party will constitute (assuming, in each case, due execution and delivery by the other parties thereto), legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors' rights from time to time in effect and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

     5.3 Consents and Approvals; No Violations. (a) Schedule 5.3 of the Seller Disclosure Schedules lists all material Governmental Approvals and consents, authorizations or approvals of, or filings or registrations with, any other Person not a party to this Agreement that are required to be made or obtained by Seller in connection with the execution, delivery and performance by Seller of this Agreement or the Related Agreements to which it is to be a party or the consummation of the transactions contemplated hereby or thereby.

     (b) The execution, delivery and performance by Seller of this Agreement and the Related Agreements to which it is to be a party and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate any Law applicable to Seller; (ii) violate, result in the breach, acceleration, termination, modification or cancellation of, require any consent under, result in the creation of any Lien upon any of the Transferred Assets under, or give any third party the right to accelerate, terminate, modify or cancel, any Assumed Contract or any other material Contract or other Liability to which Seller is a party or by which Seller or any of the Transferred Assets are bound or subject, (iii) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination, cancellation, require any such consent, result in any such Lien or give rise to any such right or (iv) violate or conflict with any provision of any of, or cause the dissolution of Seller pursuant to, the certificate of incorporation or bylaws of Seller or the Delaware General Corporation Law, except, in the case of clauses (i), (ii) and (iii) above, for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect.

     5.4 Financial Statements. Schedule 5.4 of the Seller Disclosure Schedule sets forth the unaudited general ledger trial balance of the Business as of September 30, 2002 (the "Financial Statements"). The Financial Statements fairly present, in all material respects, the assets and li-abilities of the Business as of the date thereof and the revenues and direct operating expenses of the Business for the nine months ended September 30, 2002, in each case, in conformity with the financial accounting principles and practices ordinarily used by Seller in the preparation of financial statements for the Business, as described on Schedule 5.4 of the Seller Disclosure Schedule, consistently applied ("Seller's Accounting Principles"). Each of the Company and Metaldyne acknowledge that (a) the Business is a fully integrated operation of Seller, (b) the Financial Statements have been derived from the consolidated financial statements and accounting records of Seller, and (c) the Business relies on Seller for administrative, management and other services.

     5.5 Conduct of Business. Since January 1, 2002, Seller has conducted the Business in the ordinary course of business and consistent with past practice and has not:

          (a) suffered any damage, destruction or Loss to any of its assets (whether or not covered by insurance) that has had or would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect;

          (b) taken any action or failed to take any action, or made any expenditure or failed to make any expenditure, or entered into or authorized any Contract or transaction in connection with the Business, in each case having a value in excess of $250,000, other than in the ordinary course of business and consistent with past practice;

          (c) sold, transferred, conveyed, assigned or otherwise disposed of any assets that, if not sold, transferred, conveyed, assigned or otherwise disposed of prior to the Closing, would constitute Transferred Assets or any other material assets of the Business, in each case having a value in excess of $250,000, except sales of Inventory in the ordinary course of business and consistent with past practice;

          (d) made any material changes in the accounting or tax systems, policies, principles or practices of the Business, except as required by applicable Law, GAAP or as applicable to all or a substantial portion of Seller's facilities or operations;

          (e) acquired or leased any assets of the Business outside the ordinary course of business or any assets which are material to the Business, in each case having a value in excess of $250,000, or made any Transferred Assets subject to any Lien except for Permitted Liens;

          (f) terminated or modified, amended or otherwise altered or changed any of the material terms or provisions of any Assumed Contract the terms of which provide for, individually or in the aggregate, amounts to be paid either to or by Seller or the Business in excess of $250,000; or

          (g) agreed to any repricing, giveback or discount pursuant to or in connection with any Assumed Contract resulting in payments in excess of $250,000 which is not provided for by the terms of such Assumed Contract.

     5.6 Title to Properties. Other than Intellectual Property, which is addressed in Section 5.12, Seller has good and marketable title to, is the lawful owner or lessee of, and has the right to contribute, transfer, assign and deliver to the Company, all of the Transferred Assets, in each case, free and clear of any Liens except for Permitted Liens. At and as of the Closing Date, Seller will convey the Transferred Assets to the Company by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective to vest in the Company, good and valid record and marketable title to or leasehold interests in all of the Transferred Assets, free and clear of all Liens except for Permitted Liens.

     5.7 Sufficiency of Transferred Assets. Other than Intellectual Property of third parties (which is addressed in Section 5.12), the Transferred Assets and the Excluded Assets, taken as a whole, comprise all assets and rights used or useful for the continued conduct of the Business as presently conducted. Other than Intellectual Property of third parties, the Transferred Assets and the Excluded Assets, taken as a whole, constitute substantially all the properties and assets relating to or used or held for use in connection with the Business during the past 12 months (except Inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Contracts fully performed, and assets replaced by equivalent or similar assets, in each case in the ordinary course of business). Except for the Excluded Assets and Intellectual Property of third parties, there are no assets used in the operation of the Business and owned by any Person other than Seller that will not be leased or licensed to the Company under valid, current leases or license arrangements.

     5.8 Real Property. (a) Schedule 5.8 of the Seller Disclosure Schedules sets forth an accurate and complete list of all real property owned (including, without limitation, the Facility) by Seller and any easement rights appurtenant to the real property or otherwise available to Seller and used primarily or exclusively in, related primarily or exclusively to, or necessary for, the conduct of the Business or ownership or operation of the Facility (the "Real Property"), and sets forth the address and owner of each parcel. Accurate and complete copies of each deed, title insurance policy and survey related to such Real Property have previously been provided to Metaldyne. With respect to the Real Property, to the Knowledge of Seller, the activities carried on by Seller in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the Real Property, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning or building regulations or ordinance or any other applicable Law relating to real property or improvements thereon.

     (b) There are no mortgages, deeds of trust, ground leases, security interests or similar encumbrances on the owned Real Property.

     (c) There is no real property used primarily or exclusively in, related primarily or exclusively to, or necessary for, the conduct of the Business or ownership or operation of the Facility that is not owned by Seller.

     (d) All water, sewer, gas, electric, telephone, drainage and other utilities required by applicable Law or necessary for the current or planned operation of the Real Property have been installed and connected pursuant to valid permits.

     (e) Seller has received no written notice from any Governmental Authority of any violation of any applicable Law or Governmental Approval issued with respect to any of the Real Property that has not been corrected heretofore or which would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. Seller has received no written notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Real Property.

     5.9 Personal Property. Schedule 5.9 of the Seller Disclosure Schedules sets forth an accurate and complete list of all of the tangible personal property used primarily or exclusively in, related primarily or exclusively to, or, except with respect to information technology systems not exclusive to the Facility and related software and documentation, necessary for, the conduct of the Business or the operation of the Facility and owned by Seller having an original acquisition cost of $250,000 or more. Schedule 5.9 of the Seller Disclosure Schedules also sets forth all material leases of personal property binding upon Seller and used primarily or exclusively in, related primarily or exclusively to, or, except with respect to information technology systems not exclusive to the Facility and related software and documentation, necessary for, the conduct of the Business, and all material items of personal property covered thereby.

     5.10 Inventory. The Inventory included in the Financial Statements or acquired since September 30, 2002: (i) was acquired and has been maintained in the ordinary course of business, (ii) is of good and merchantable quality; (iii) is not obsolete; (iv) is valued at an amount not in excess of the lower of cost or net realizable value; (v) is not subject to any write-down or write-off other than reserves and allowances set forth on the Financial Statements or, with respect to Inventory acquired or produced since the September 30, 2002, reserves and allowances proportionate to the reserves and allowances for Inventory set forth on the Balance Sheet; and (vi) is located at the Facility. Since September 30, 2002, no items of Inventory have been sold or disposed of except in the ordinary course of business. Seller is not under any Liability or obligation with respect to the return of Inventory in the possession of suppliers, distributors, reseller or customers, other than in the ordinary course of business and in amounts consistent with past practice. The Inventory (other than the finished goods inventory in transit which constitute Excluded Assets) shall be of a type and quality useable or saleable (subject, in the case of raw materials and work-in-process, to completion of the production process) by the Company in the ordinary course of business consistent with past practice.

     5.11 Engineering and Development. Seller has no capitalized engineering and development expenses with respect to the Business.

     5.12 Intellectual Property. (a) Schedule 5.12 of the Seller Disclosure Schedules sets forth an accurate and complete list of (i) all Filed Intellectual Property and (ii) all Contracts involving the licensing of any Intellectual Property (other than commercially available software used on personal computers) to Seller that is used in and is material to the conduct of the Business and/or the operation of the Facility as presently conducted and/or operated.

          (b) With respect to all Intellectual Property included in the Transferred Assets:

               (i) all owned Intellectual Property is owned by Seller free and clear of all Liens except for Permitted Liens, and is not subject to any license, royalty or other agreement;

               (ii) except for owned Intellectual Property, to the Knowledge of Seller, all Intellectual Property is the subject of a valid license in favor of Seller or Seller otherwise has a valid right to use it;

               (iii) no Intellectual Property has been or is the subject of any pending or, to the Knowledge of Seller, threatened litigation or claim alleging infringement;

               (iv) to the Knowledge of Seller, no Person has infringed, violated or misappropriated or now infringes, violates or misappropriates the rights of Seller with respect to any Intellectual Property;

               (v) to the Knowledge of Seller, no party to any license or royalty agreement relating to Intellectual Property to which Seller is a party is in breach or default, and no written notice of termination has been given or is threatened;

               (vi) (A) no product manufactured in the conduct of the Business or any process used in the conduct of the Business or the operation of the Facility to manufacture any such product is the subject of any pending or, to the Knowledge of Seller, threatened litigation or claim alleging infringement of an Intellectual Property right of any third party, (B) to the Knowledge of Seller, no Current Product or Current Process has infringed, violated or misappropriated or now infringes, violates or misappropriates any Intellectual Property or confidential or proprietary rights of any third party and (C) Seller has not received any notice from any third party alleging that any Current Product or Current Process infringes any Intellectual Property or confidential or proprietary rights of such third party; and

               (vii) to the Knowledge of Seller, the Intellectual Property included in the Transferred Assets or licensed to Company under this Agreement, other than the Intellectual Property set forth on Schedule 5.12(vii), comprises all of the Intellectual Property necessary for the Company to conduct and operate the Business and the Facility as presently conducted and/or operated and to manufacture the Launch Products (as defined in the Supply Agreement). Metaldyne acknowledges that Seller shall have a period of five (5) Business Days after the date hereof within which to deliver to Metaldyne an updated Schedule 5.12(vii), and any such updates shall be deemed to have been delivered as of the date hereof for all purposes of this Agreement.

     5.13 Contracts. (a) Schedule 5.13 of the Seller Disclosure Schedules sets forth an accurate and complete list of all the Contracts of the following types to which Seller is a party or by which Seller or any of the Transferred Assets is bound and which relate exclusively to, or, except with respect to the Intellectual Property and information technology systems and related software and documentation, relate primarily to or are necessary for, the conduct of the Business or the ownership or operation of the Facility:

          (i) any collective bargaining agreement, as well as any document modifying, terminating or extending such agreement and any letters of understanding or side agreements with respect to such agreements;

          (ii) any Contract or other arrangement of any kind between the Business, on the one hand, and Seller's other businesses or any Affiliate of Seller, on the other hand;

          (iii) any Contract with any officer or director of Seller or any of its Affiliates;

          (iv) any Contract with any employee located at the Facility involving an annual payment outside of salary and benefits in excess of $10,000;

          (v) any Assumed Contract with a sales representative, manufacturer's representative, promoter, producer, sponsor, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Assumed Contract to act as one of the foregoing on behalf of any Person;

          (vi) any Assumed Contract of any nature which involves the payment or series of payments or receipt of cash or other property, an unperformed commitment, or goods or services, or any combination thereof having a value in excess of $200,000 per annum;

          (vii) any Contract involving the formation or operation of a partnership, joint venture or other cooperative undertaking;

          (viii) any Contract involving any restrictions with respect to the geographical area of operations or scope or type of the Business, or, to the Knowledge of Seller, any employee of Seller engaged in the Business (other than covenants of which the Business is a beneficiary in employment or consulting agreements);

          (ix) any Contract (other than this Agreement and the Related Agreements), whether or not fully performed, relating to any acquisition or disposition of Seller or any predecessor in interest to Seller, or any acquisition or disposition of any Assets (other than sales of inventory in the ordinary course of business), in each involving amounts in excess of $250,000; and

          (x) any Contract containing an option to purchase or sell any Transferred Assets or assets that, if sold prior to the Closing, would have been Transferred Assets, or containing any right of first refusal to acquire or sell any Transferred Assets, in each case having a value in excess of $50,000, other than sales of Inventory in the ordinary course of business.

     (b) Seller has delivered to the Company accurate and complete copies of each Contract listed on Schedule 5.13 of the Seller Disclosure Schedules, and
Schedule 5.13 of the Seller Disclosure Schedules contains a written description of each oral arrangement of the kind listed

Known to Seller. All such Contracts, to the extent such Contracts are Assumed Contracts, are valid and enforceable obligations of Seller and, to the Knowledge of Seller, each other party thereto and are not subject to termination as a result of the Transactions. Seller has not received any written notice of default or termination (or threatened termination) with respect to any such Assumed Contract.

     (c) Seller has not breached in any material respect any provision of, nor is it in default in any material respect under the terms of, any material Assumed Contract, and, to the Knowledge of Seller, no other party to any material Assumed Contract has breached in any material respect such material Assumed Contract or is in default (with or without notice or the passage of time, or both) in any material respect thereunder.

     5.14 No Defaults or Violations. (a) Seller has not breached any provision of, nor is in default under the terms of, its certificate of incorporation or bylaws.

     (b) Seller is in compliance with, and no violation exists under, any and all Laws applicable to the Business, except for such noncompliance or violations that, individually or in the aggregate would not reasonably be expected to have a Business Material Adverse Effect.

     (c) Since January 1, 2002, no written notice from any Governmental Authority has been received by Seller claiming any violation of any applicable Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty, in each case material to the Business taken as a whole. As to any such notice from any Governmental Authority received prior to January 1, 2002, all matters therein have been resolved.

     5.15 Governmental Approvals. Schedule 5.15 of the Seller Disclosure Schedules sets forth an accurate and complete list of all material Governmental Approvals held by Seller relating to the Business. Seller holds all material Governmental Approvals that are necessary for the lawful operation of the Business as presently conducted.

     5.16 Insurance. Seller maintains insurance that is adequate to protect Seller, the Business and the Facility and their respective conditions against the Liabilities, claims and risks against which it is customary for companies involved in the businesses conducted by Seller, the Business and the Facility to insure.

     5.17 Employment and Labor Matters. (a) Schedule 5.17 of the Seller Disclosure Schedules sets forth any employment or consulting Contract currently in effect which relates to the Business that is not terminable at will (other than collective bargaining agreements or agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

     (b) Schedule 5.17 of the Seller Disclosure Schedules sets forth or describes: (i) all existing and proposed collective bargaining agreements with respect to any employees engaged in the Business and located at the Facility;
(ii) any existing or proposed mid-term bargaining agreement, effects bargaining agreement or plant closure agreement with respect to any employees engaged in the

Business and located at the Facility; (iii) any other Contract, written or oral, affecting the Business with any trade or labor union, employees' association or similar organization; and (iv) any actual or threatened material labor disputes affecting the operation of the Facility. Seller and its Subsidiaries have good labor relations, and Seller has no Knowledge of any facts indicating that the consummation of the Transactions will have a material adverse effect on such labor relations or that any key employee engaged in the Business intends to terminate its employment.

     (c) Seller is in material compliance with all Contracts, including collective bargaining agreements, relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees engaged in the Business. Seller is in material compliance with all applicable Laws with respect to employment and employment practices, terms and conditions of employment, wages and hours of work affecting the Business.

     (d) Neither Seller nor any of its ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA or Section 412 of the Code which could reasonably be expected to result in Liability to the Company.

     5.18 Capital Improvements. The Operating Budget and Capital Plan (as defined in the Operating Agreement) sets forth a list of all capital improvements or purchases or other capital expenditures of Seller with respect to the Business or the Assets that have not been completed prior to the date hereof.

     5.19 Taxes. (a) All material Taxes that Seller is required by applicable Law to withhold or collect, including sales and use taxes, and amounts required to be withheld from employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or properly deposited for such purpose. All material information returns relating to the Business or the Transferred Assets required to be filed by Seller have been filed, or extensions therefor have been granted, and all statements required to be furnished to payees by Seller have been furnished to such payees, and the information set forth on such information returns and statements is accurate and complete.

     (b) Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

     5.20 Product Claims and Product Warranty. Schedule 5.20 of the Seller Disclosure Schedules sets forth an accurate and complete list of all claims, actions or lawsuits involving any product manufactured or produced at the Facility that resulted in a settlement or verdict in excess of $500,000 in the past three (3) years, or that are currently pending or, to the Knowledge of Seller, threatened, in each case based upon an alleged defect in design, manufacture, materials or workmanship of any such product, or any alleged failure to warn or from any breach of express or implied specifications or warranties or representations. There has not been, nor is there under consideration or investigation by Seller, any recall, rework, retrofit or consumer advisory warning concerning any product manufactured or produced at the Facility or any recall conducted by or on behalf of any entity involving any such product.

     5.21 Environmental Matters. (a) (i) Seller is in compliance in all material respects with all Environmental Laws applicable to the Business as presently conducted and the Transferred Assets as presently operated and used and possesses and complies in all material respects with all Environmental Permits presently required under such Environmental Laws, and (ii) to the Knowledge of Seller, there are no present or past Environmental Conditions.

     (b) There is no pending or, to the Knowledge of Seller, threatened Environmental Claim against Seller relating to the Business or the Transferred Assets or against any entity relating to the Business or the Transferred Assets for which Seller may have any Liability.

     (c) To the Knowledge of Seller, there are no Hazardous Materials or other conditions at, under or emanating from, and there has been no Release at, on or adjoining, any of the Real Property that would reasonably be expected to give rise to an Environmental Claim against or Liability of Seller under any Environmental Law.

     (d) (i) None of the Real Property is (A) listed or proposed for listing on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or (B) listed on the Comprehensive Environmental Response, Compensation, and Liability Information System promulgated under CERCLA or (C) listed on any comparable list promulgated or published by any Governmental Authority (including, without limitation, any such list relating to gasoline or petroleum or oil) and (ii) no Lien has been recorded under any Environmental Law with respect to any of the Real Property.

     (e) Seller has not assumed, contractually or by operation of applicable Law, any Liabilities of any third party under any Environmental Law that affects the Business or the Transferred Assets.

     (f) The execution and delivery by Seller of this Agreement and the Related Agreements to which it is to be a party and the consummation by Seller of the Transactions will not require any Remedial Action under any Environmental Law.

     (g) Seller is not now conducting any Remedial Action under any Environmental Law, nor is Seller obligated under any order, decree or agreement with any Governmental Authority to conduct any such Remedial Action, in each case related to the Business and involving amounts in excess of $100,000.

     (h) To the Knowledge of Seller, there are no underground storage tanks or related piping, surface impoundments, land disposal sites or friable asbestos containing material at the Real Property.

     (i) Schedule 5.21 of the Seller Disclosure Schedules sets forth an accurate and complete list of all Environmental Reports and written notices and correspondence to or from any Governmental Authority in the possession or control of Seller or any of its Affiliates in connection with any Environmental Conditions or current or planned Remedial Action with respect to the Business, the Real Property (including, without limitation, the Facility) or any other Transferred Assets. A copy of such Environmental Reports and written notices and correspondence has previously been provided to Metaldyne.

     (j) Schedule 1.2 sets forth all Environmental Conditions of which Seller has any Knowledge.

     5.22 Litigation. (a) There are no actions, suits, claims, notices of potential claims, requests for accommodation, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Seller, threatened against or affecting the Business or any of the Transferred Assets that would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority affecting the Business or the Transferred Assets. Since January 1, 2000, Seller has not entered into any agreement to settle or compromise any proceeding pending or threatened against or affecting the Business or any of the Transferred Assets which has involved any Liability other than the payment of money or for which the Business has any continuing Liability.

     (b) There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Seller, threatened by or against Seller, any of its officers, directors, employees or agents in their capacities as such, or the Business or any of the Transferred Assets, with respect to this Agreement or the Related Agreements, or in connection with the Transactions.

     5.23 Brokers. Except for Donnelly, Penman, French, Haggarty & Co., Seller has not used any broker or finder in connection with the Transactions, and none of the Company, Metaldyne or any of their respective Affiliates has or shall have any Liability or otherwise suffer or incur any Loss as a result of, or in connection with, any brokerage or finder's fee or other commission of any Person retained by Seller or any of its Affiliates in connection with this Agreement, the Related Agreements or any of the Transactions.

     5.24 Customers and Suppliers. (a) Since September 30, 2001, none of the top five customers (as identified by Seller's product platform group) of or top ten suppliers (including subcontractors thereof) to the Business, in each case measured by dollar volume for the twelve months ended as of September 30, 2002, has (i) notified Seller in writing that it intends to discontinue its relationship with Seller, (ii) notified Seller in writing that it intends to materially reduce its trading with or provision of supplies to Seller, or (iii) materially changed the terms on which it is prepared to purchase from, trade with or supply Seller. Schedule 5.24 of the Seller Disclosure Schedules sets forth an accurate and complete list of each material Assumed Contract with the suppliers of the Business, in each case involving annual payments in excess of $50,000. Copies of each such Assumed Contract and of each standard business agreement (i.e., purchase orders, invoices and the like) used by Seller have previously been provided to Metaldyne.

     (b) There are no material disputes with any of the top ten suppliers of the Business for the 12 months ended November 30, 2002, including, but not limited to, disputes regarding tooling monies, expenses for premium freight, expenses arising from quality issues and costs arising from capacity disputes.

     5.25 Health and Safety; Asbestos. (a) The Facility is in compliance with the Occupational Safety and Health Act, as amended ("OSHA"), and all other applicable Laws with respect to occupational safety and health, except for failures to so comply that would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. There are no actions, suits, claims, notices of potential claims, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Seller, threatened against or affecting the Business of any of the Transferred Assets, in each case based upon an alleged violation of OSHA or any other applicable Law with respect to occupational safety and health, except such as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect.

     (b) There are no actions, suits, claims, notices of potential claims, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Seller, threatened against or affecting the Business of any of the Transferred Assets, in each case based upon an alleged exposure to asbestos at the Facility or the Real Property or based upon an alleged exposure to any other substance or condition at the Facility or the Real Property that is alleged to violate OSHA or any other applicable Law with respect to occupational safety and health.

     5.26 Disclosure. Seller has previously provided or made available to Metaldyne accurate and complete copies, in all material respects, of each document listed or referred to on the schedules to this Agreement.

     5.27 No Other Representations or Warranties. Except for the representations and warranties of Seller expressly set forth in this Agreement or any of the Related Agreements, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller, in each case, in respect to the Business or the Transferred Assets. The representations and warranties made in this Agreement and the Related Agreements in respect to the Business or the Transferred Assets are in lieu of all other warranties Seller might have given the Company or Metaldyne, including, without limitation, implied warranties of merchantability and implied warranties of fitness for intended use. All other warranties that Seller or anyone purporting to represent Seller gave or might have given, or which might be provided or implied by applicable law or commercial practice, in respect to the Business or the Transferred Assets are hereby expressly excluded.

                                   ARTICLE VI

               ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER

     In addition to the representations and warranties in Article IV, Seller represents and warrants to Metaldyne that, except as set forth in the corresponding schedule of the Seller Disclosure Schedules delivered by Seller to Metaldyne immediately prior to execution of this Agreement (it being agreed that disclosure of any item on a particular Schedule of the Seller Disclosure Schedules shall be deemed disclosure of such item on each other Schedule of the Seller Disclosure Schedules where the relevance of such item to such other
Schedule is reasonably apparent on its face):

     6.1 Due Formation. The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to own, lease and operate the Transferred Assets and to carry on the Business as it is now being owned, leased, operated and conducted. As of the Closing Date, the Company will be licensed or qualified to do business and will be in good standing as a foreign limited liability company in each jurisdiction where the nature of Transferred Assets and the Business requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to have a Company Material Adverse Effect. Accurate and complete copies of (i) the certificate of formation and any limited liability company operating agreement of the Company as currently in effect and (ii) the books and records of the Company have been delivered to Metaldyne. Before giving effect to the Contribution, the Company will have no assets or operations other than those related to its formation.

     6.2 Due Authorization. The Company has full power and authority to execute and deliver this Agreement and the Related Agreements to which it is to be a party and to perform its obligations and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is to be a party have been duly and validly approved by all actions or proceedings on the part of the Company necessary to authorize this Agreement, the Related Agreements to which it is to be a party or the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered this Agreement and, on the Closing Date, will have duly and validly executed and delivered the Related Agreements to which it is to be a party. This Agreement constitutes and, on the Closing Date, the Related Agreements to which it is to be a party will constitute (assuming, in each case, due execution and delivery by the other parties thereto), legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors' rights from time to time in effect and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

     6.3 Consents and Approvals; No Violations. (a) Schedule 6.3 of the Seller Disclosure Schedule lists all material Governmental Approvals and consents, authorizations or approvals of, or filings or registrations with, any other Person not a party to this Agreement that are required to be made or obtained by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the Related Agreements to which it is to be a party or the consummation of the transactions contemplated hereby or thereby.

     (b) The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is to be a party and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate any Law applicable to the Company, except for such violations as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or (ii) violate or conflict with any provision of any of, or cause the dissolution of the Company pursuant to, the certificate of formation or any limited liability operating agreement of the Company or the Delaware Limited Liability Company Act.

     (c) The Company is not, and before giving effect to the Contribution the Company will not be, a party to any Contract other than this Agreement or the Related Agreements.

     6.4 Capitalization; Title to Units. (a) The authorized Capital Stock of the Company consists of 100 Class A Units and 100 Class B Units. As of the date hereof, there is outstanding one Class A Unit, which is owned beneficially and of record by Seller, and no Class B Units. As of the Closing Date after giving effect to the Contribution but before giving effect to the Transfer, there will be outstanding 100 Class A Units and 100 Class B Units, all of which will be owned beneficially and of record by Seller. As of the Closing Date after giving effect to all of the Transactions, there will be outstanding 100 Class A Units, 60% of which will be owned beneficially and of record by Seller and 40% of which will be owned beneficially and of record by Metaldyne, and 100 Class B Units, all of which will be owned beneficially and of record by Seller. All outstanding Units of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as contemplated by this Agreement or the Related Agreements, there are no outstanding (i) limited liability company interests or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for limited liability company interests or voting securities of the Company or (iii) options, agreements or other rights to acquire from the Company or Seller, or other obligations of the Company to issue, any limited liability company interests, voting securities or securities convertible into or exchangeable for limited liability company interests or voting securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities.

     (b) As of the date hereof, except for Seller, no Person has any rights as a member or manager of the Company under any applicable Law. As of the Closing Date after giving effect to Contribution and the Transfer, except for Seller and Metaldyne, no Person will have any rights as a member or manager of the Company under any applicable Law.

     (c) On the Closing Date after giving effect to the Contribution but before giving effect to the Transfer, Seller will have good and valid title to the Transferred Units, free and clear of any Liens. Upon the Transfer of the Transferred Units to Metaldyne pursuant to this Agreement, Seller will convey good and valid title to the Transferred Units, free and clear of any Liens or any other restriction or limitation whatsoever, except as set forth in this Agreement or the Related Agreements.

     6.5 No Liabilities. The Company has, and prior to the Contribution the Company will have, no Liabilities or Indebtedness, other than in connection with its formation. At the Closing, the Company will have no Indebtedness whatsoever and no Liabilities, other than the Assumed Liabilities or in connection with this Agreement and the Related Agreements.

     6.6 Brokers. The Company has not used any broker or finder in connection with the Transactions, and none of the Company, Metaldyne or any of their respective Affiliates has or shall have any Liability or otherwise suffer or incur any Loss as a result of, or in connection with, any brokerage or finder's fee or other commission of any Person retained by the Company or any of its Affiliates in connection with this Agreement, the Related Agreements or any of the Transactions.

     6.7 No Other Representations or Warranties. Except for the representations and warranties of Seller expressly set forth in this Agreement or any of the Related Agreements, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller, in each case, in respect to the Company. The representations and warranties made in this Agreement and the Related Agreements in respect to the Company are in lieu of all other warranties Seller might have given Metaldyne. All other warranties that Seller or anyone purporting to represent Seller gave or might have given, or which might be provided or implied by applicable law or commercial practice, in respect to the Company are hereby expressly excluded.

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF METALDYNE

     Metaldyne represents and warrants to Seller, except as set forth in the corresponding schedule of the disclosure schedules delivered by Metaldyne to Seller and immediately prior to execution of this Agreement (the "Metaldyne Disclosure Schedules") (it being agreed that disclosure of any item on a particular Schedule of the Metaldyne Disclosure Schedules shall be deemed disclosure of such item on each other Schedule of the Metaldyne Disclosure Schedules where the relevance of such item to such other Schedule is reasonably apparent on its face):

     7.1 Due Incorporation. Metaldyne is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as they are now being owned, leased, operated and conducted. Metaldyne is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the its assets and business requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to have a Metaldyne Material Adverse Effect. Accurate and complete copies of the certificate of incorporation and bylaws of Metaldyne as currently in effect have been delivered to Seller.

     7.2 Due Authorization. (a) Metaldyne has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is to be a party and to perform its obligations and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Metaldyne of this Agreement and the Related Agreements to which it is to be a party have been duly and validly approved by all other corporate actions or proceedings on the part of Metaldyne necessary to authorize this Agreement, the Related Agreements to which it is to be a party or the transactions contemplated hereby and thereby. Metaldyne has duly and validly executed and delivered this Agreement and, on the Closing Date, will have duly and validly executed and delivered, the Related Agreements to which it is to be a party. This Agreement constitutes and, on the Closing Date, the Related Agreements to which it is to be a party will constitute (assuming, in each case, due execution and delivery by the other parties thereto) legal, valid and binding obligations of Metaldyne, enforceable against Metaldyne in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors' rights from time to time in effect and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

     (b) The shares of Series A-1 Preferred Stock, par value $1.00 per share, having the rights, privileges and preferences set forth in the form of Certificate of Designation attached to the Operating Agreement (the "Series A-1 Preferred Stock"), issuable to Seller in connection with a Metaldyne Call Option Closing have been duly authorized for issuance and sale to Seller pursuant to the Operating Agreement, and, when issued and delivered by Metaldyne pursuant to the Operating Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable. The shares of the Series A-2 Preferred Stock, par value $1.00 per share, having the rights, privileges and preferences set forth in the Certificate of Designation attached to the Operating Agreement (the "Series A-2 Preferred Stock"), issuable to the holders of the Series A-1 Preferred Stock in exchange for shares of Series A-1 Preferred Stock pursuant to such Certificate of Designation have been duly authorized for issuance pursuant to the terms of such Certificate of Designation, and when issued and delivered by Metaldyne pursuant thereto will be validly issued fully paid and nonassessable. Any such issuance of shares of the Series A-1 Preferred Stock or the Series A-2 Preferred Stock is not subject to any preemptive or other similar rights of any security holder of Metaldyne.

     7.3 Consents and Approvals; No Violations. (a) Schedule 7.3 of the Metaldyne Disclosure Schedules lists all material Governmental Approvals and no consents, authorizations or approvals of, or filings or registrations with, any Governmental Authority or any other Person not a party to this Agreement are required to be made or obtained by Metaldyne or any of its Subsidiaries in connection with the execution, delivery and performance by Metaldyne or any of its Subsidiaries of this Agreement or the Related Agreements to which it is to be a party or the consummation of the transactions contemplated hereby or thereby.

     (b) The execution, delivery and performance by Metaldyne of this Agreement and the Related Agreements to which it is to be a party and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate any Law applicable to Metaldyne or any of its Subsidiaries; (ii) violate, result in the breach, acceleration, termination, modification or cancellation of, require any consent under, result in the creation of any Lien upon any of the assets of Metaldyne or any of its Subsidiaries under, or give any third party the right to accelerate, terminate, modify or cancel, any Contract to which Metaldyne or any of its Subsidiaries is a party or by which Metaldyne or any of its Subsidiaries or any of their assets are bound or subject, (iii) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination, cancellation, require any such consent, result in any such Lien or give rise to any such right or (iv) violate or conflict with any provision of any of, or cause the dissolution of Metaldyne or any of its Subsidiaries pursuant to, the certificate of incorporation or bylaws of Metaldyne or any of its Subsidiaries or the Delaware General Corporation Law, with such exceptions, in the case of clauses (i), (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect.

     7.4 Subsidiaries; Equity Investments. (a) Each Subsidiary of Metaldyne is a corporation or other entity duly incorporated or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation and has all corporate or comparable power and authority required to own, lease and operate its assets and to carry on its business as they are now being owned, leased, operated or conducted. Each such Subsidiary is licensed or qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature of its assets and its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect.

     (b) All of the outstanding Capital Stock of, or other voting securities or ownership interests in, each Subsidiary of Metaldyne is owned by Metaldyne, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Capital Stock or other voting securities or ownership interests). All of the outstanding shares of Capital Stock of each Subsidiary of Metaldyne have been validly issued and are fully paid and non-assessable. There are no outstanding (i) securities of Metaldyne or any of its Subsidiaries convertible into or exchangeable for shares of Capital Stock or other voting securities or ownership interests in any Subsidiary of Metaldyne or
(ii) options or other rights to acquire from Metaldyne or any of its Subsidiaries, or obligations of Metaldyne or any of its Subsidiaries to issue or to repurchase, redeem or otherwise acquire, any Capital Stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any Capital Stock or other voting securities or ownership interests in, any Subsidiary of Metaldyne.

     7.5 Capitalization. (a) The authorized Capital Stock of Metaldyne consists of 250,000,000 shares, par value $1.00 per share, of common stock (the "Common Stock") and 25,000,000 shares, par value $1.00 per share, of preferred stock (the "Preferred Stock"), of which 370,000 shares have been designated as Series A Preferred Stock and 184,153 shares have been designated as Series B Preferred Stock. As of the close of business on September 30, 2002, (i) 44,643,637 shares of Common Stock were issued and outstanding, (ii) 545,154 shares of Preferred Stock were issued and outstanding, of which 361,001 shares have been designated as Series A Preferred Shares and 184,153 shares have been designated as Series B Preferred Shares, (iii) no shares of Common Stock were held by Metaldyne in its treasury; (iv) 644,540 shares of Preferred Stock have been reserved for issuance as Series A-1 Preferred Stock and (iv) 644,540 shares of Preferred Stock have been reserved for issuance as Series A-2 Preferred Stock. All outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth on Schedule 7.5 of the Metaldyne Disclosure Schedules, there are no outstanding (i) shares of Capital Stock or voting securities of Metaldyne, (ii) securities of Metaldyne convertible into or exchangeable for shares of Capital Stock or voting securities of Metaldyne,
(iii) options, warrants or other rights agreements, arrangements or commitments to acquire from Metaldyne, or obligations of Metaldyne to issue or to repurchase, redeem or otherwise acquire or retire, any Capital Stock, voting securities or securities convertible into or exchangeable for Capital Stock or voting securities of Metaldyne or (iv) stock appreciation, phantom stock or similar rights with respect to Metaldyne.

     (c) None of the outstanding shares of Capital Stock of Metaldyne were issued in violation of preemptive or other similar rights of any security holder of Metaldyne. Metaldyne has not violated any applicable foreign, federal or state securities laws in connection with the offer, sale or issuance of any of its Capital Stock or rights to acquire Capital Stock, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect. In the event of the Metaldyne Call Option Closing, the offer, sale and issuance of the Series A-1 Preferred Stock pursuant to the Operating Agreement will not require registration under the Securities Act or any applicable state securities laws (including as a result of integration of one or more such offerings). Except as provided in the Metaldyne Shareholders Agreement, there are no statutory or contractual stockholders preemptive rights or rights of first refusal with respect to the issuance of the Series A-1 Preferred Stock pursuant to the Operating Agreement. There are no agreements between Metaldyne's stockholders with respect to the voting or transfer of Metaldyne's Capital Stock or with respect to any other aspect of Metaldyne's affairs except as set forth in the Metaldyne Shareholders Agreement and/or the Metaldyne SEC Documents.

     7.6 Metaldyne SEC Documents. (a) Metaldyne has delivered or made available to Seller (i) Metaldyne's annual reports on Form 10-K for its fiscal year ended December 31, 2001, (ii) its quarterly report on Form 10-Q for its fiscal quarter ending September 30, 2002, (iii) its proxy statement relating to the 2002 annual meeting of stockholders of Metaldyne and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 2001 (the documents referred to in this Section 7.6(a), collectively, the "Metaldyne SEC Documents").

     (b) As of its filing date, each Metaldyne SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act.

     (c) As of its filing date, each Metaldyne SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Metaldyne is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Metaldyne SEC Documents.

     (d) Except as set forth in the Metaldyne SEC Documents, (i) neither Metaldyne nor any of its Subsidiaries is indebted to any director or officer of Metaldyne or any of its Subsidiaries (except for amounts due as normal salaries and bonuses, in reimbursement of ordinary business expenses and directors'
fees), (ii) no director or officer of Metaldyne is indebted to Metaldyne or any of its Subsidiaries and (iii) there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC.

     7.7 Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Metaldyne included in the Metaldyne SEC Documents fairly present, in all material respects, the consolidated financial position of Metaldyne and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, changes in stockholders equity and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements) in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

     (b) The accountants who certified the financial statements and supporting schedules included in Metaldyne's annual reports on Form 10-K for its fiscal year ended December 31, 2001 are independent public accountants as required by the Securities Act.

     7.8 Conduct of Business. Since September 30, 2002, Metaldyne and its Subsidiaries, taken as a whole, have conducted their business in the ordinary course of business and consistent with past practice and have not:

          (a) suffered any damage, destruction or Loss to any of their assets (whether or not covered by insurance) that has had or would reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect;

          (b) taken any action or failed to take any action, or made any expenditure or failed to make any expenditure, or entered into or authorized any Contract or transaction, in each case having a value in excess of $1,000,000, other than in the ordinary course of business and consistent with past practice;

          (c) declared, set aside or paid any dividend or other distribution with respect to any shares of Capital Stock of Metaldyne, or repurchased, redeemed or otherwise acquired any outstanding shares of Capital Stock or other securities of, or other ownership interests in, Metaldyne or any of its Subsidiaries (other than ordinary course open market purchases made in connection with Metaldyne's stock incentive plan);

          (d) amended any material term of any outstanding security of Metaldyne or any of its Subsidiaries;

          (e) incurred, assumed or guaranteed any Indebtedness in excess of $1,000,000, individually or in the aggregate, other than (i) between Metaldyne and its Subsidiaries or between two or more of Metaldyne Subsidiaries or (ii) trade payables in the ordinary course of business consistent with past practice;

          (f) sold, transferred, conveyed, assigned or otherwise disposed of any assets of the business of Metaldyne or any of its Subsidiaries where the relevant asset has a value in excess of $1,000,000, except sales of (i) inventory in the ordinary course of business and consistent with past practice; (ii) accounts receivables in securitization financing transactions or (iii) equipment in sale leaseback financing transactions;

          (g) made any material changes in any method of the accounting or tax systems, policies, principles or practice by Metaldyne or any of its Subsidiaries, except as required by GAAP, Regulation S-X under the Exchange Act or other applicable Law;

          (h) acquired or leased any assets outside the ordinary course of business or made any of their material properties subject to any Lien;

          (i) authorized or made any capital expenditures which individually or in the aggregate are in excess of $1,000,000 other than capital expenditures contemplated by the budget for the business of Metaldyne and its Subsidiaries previously delivered or made available to Seller;

          (j) terminated or modified, amended or otherwise altered or changed any of the material terms or provisions of any material Contract the terms of which provide for, individually or in the aggregate, amounts to be paid either to or by Metaldyne or any of its Subsidiaries in excess of $1,000,000; or

          (k) (i) adopted or amended in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director or elected officer of Metaldyne or any of its Subsidiaries, (ii) increased in any material respect any compensation or fringe benefits of any director or elected officer of Metaldyne or any of its Subsidiaries or (iii) made payment of any benefit not required by any existing agreement or placed any assets in any trust for the benefit of any director or elected officer of Metaldyne or any of its Subsidiaries not required by any existing agreement. 7.9 Insurance. Metaldyne and/or its Subsidiaries maintain insurance that is adequate to protect Metaldyne and its Subsidiaries and their respective financial conditions against the Liabilities, claims and risks against which it is customary for companies involved in the businesses conducted by Metaldyne and its Subsidiaries to insure.

     7.10 Litigation. (a) Except as set forth in the Metaldyne SEC Documents, there are no actions or suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Metaldyne, threatened against or affecting the business of Metaldyne or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect. Except as set forth in the Metaldyne SEC Documents, neither Metaldyne nor any of its Subsidiaries is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority affecting the business of Metaldyne or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect.

     (b) There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Metaldyne, threatened by or against Metaldyne or any of its Subsidiaries or any of their respective officers, directors, employees or agents in their capacities as such, with respect to this Agreement or the Related Agreements or in connection with the Transactions.

     7.11 Outstanding Debt. Except as set forth in the Metaldyne SEC Documents (including, without limitation, as reflected in the financial statements included in the Metaldyne SEC Documents), neither Metaldyne nor any of its Subsidiaries has any outstanding Indebtedness or is a guarantor or otherwise contingently liable for any such Indebtedness. There exists no default by Metaldyne or any of its Subsidiaries (or to the Knowledge of Metaldyne, by any other party) under the provisions of any instrument evidencing any Indebtedness of Metaldyne or any of its Subsidiaries, or of any agreement relating thereto.

     7.12 No Undisclosed Liabilities. There are no liabilities or obligations of Metaldyne or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities or obligations disclosed in the Metaldyne SEC Documents (including, without limitation, liabilities and obligations provided for in the financial statements included in the Metaldyne SEC Documents); (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2002; (c) liabilities or obligations under this Agreement and the Related Agreements; and/or (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect.

     7.13 Brokers. Metaldyne has not used any broker or finder in connection with the Transactions, and neither Seller nor any Affiliate of Seller has or shall have any Liability or otherwise suffer or incur any Loss as a result of, or in connection with, any brokerage or finder's fee or other commission of any Person retained by Metaldyne in connection with any of the Transactions.

     7.14 Investment Company Act. Neither Metaldyne nor any of its Subsidiaries is, nor in the event of the Metaldyne Call Option Closing and the issuance and sale of the Series A-1 Preferred Stock pursuant to the Operating Agreement and after the application of the net proceeds therefrom will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     7.15 Registration Rights. Except as provided by the Metaldyne Shareholders Agreement or otherwise disclosed in the Metaldyne SEC Documents, there are no Persons with registration rights or other similar rights to have any securities registered by Metaldyne under the Securities Act.

     7.16 No Other Representations or Warranties. Except for the representations and warranties of Metaldyne expressly set forth in this Agreement or any of the Related Agreements, neither Metaldyne nor any other Person makes any other express or implied representation or warranty on behalf of Metaldyne, in each case, in respect to Metaldyne or any of its Subsidiaries. The representations and warranties made in this Agreement and the Related Agreements in respect to Metaldyne and its Subsidiaries are in lieu of all other warranties Metaldyne might have given Seller. All other warranties that Metaldyne or anyone purporting to represent Metaldyne gave or might have given, or which might be provided or implied by applicable law or commercial practice, in respect to Metaldyne or its Subsidiaries are hereby expressly excluded.

                                  ARTICLE VIII

                                    COVENANTS

     8.1 Implementing Agreement. On the terms and subject to the conditions hereof, from and after the date hereof, each party hereto shall use its commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement, and to facilitate the consummation of the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, each party hereby agrees that it shall not, directly or indirectly, take any other action (or refrain from taking any action) that would reasonably be expected to have the effect of preventing or materially delaying such party's performance of its obligations under this Agreement, except as required by applicable Law. Each of the parties shall keep the other parties reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of material notices or other material written communications received by any of them or by any of their Subsidiaries, from any third party and/or Government Authority with respect to the transactions contemplated by this Agreement, which would reasonably be expected to result in the prevention or material delay of the transactions contemplated hereby.

     8.2 Access to Information and Facilities. From and after the date hereof and subject to applicable Law, Seller shall give Metaldyne and Metaldyne's representatives reasonable access at reasonable times, on reasonable notice, to all of the Transferred Assets and the books and records of Seller used in or related to the Business (including, without limitation, the Facility), and shall make Seller's officers, managers and employees who have responsibility for the Business, reasonably available to Metaldyne and its representatives as Metaldyne and its representatives, in each case, shall from time to time request upon reasonable notice. All information and documents obtained by Metaldyne shall be subject to the Confidentiality Agreement between Metaldyne and Seller dated October 9, 2001.

     8.3 Consents and Approvals. Each of Seller and Metaldyne shall use its commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the Related Agreements to which it is to be a party and the consummation of the transactions contemplated hereby and thereby and which are set forth on Schedules 5.3 and 6.3 of the Seller Disclosure Schedules and
Schedule 7.3 of the Metaldyne Disclosure Schedules; provided, however, that neither Seller nor Metaldyne shall incur any obligation or be obligated to pay any additional consideration therefor, other than (i) nominal filing, application or similar costs or fees, (ii) nominal amounts to cover processing and review by third parties of such consents, approvals, certificates and documents, including de minimis amounts of attorneys' fees, and (iii) any amounts that were due and payable prior to Closing, which amounts are required by Contract or applicable Law to be paid prior to consummation of the transactions contemplated hereby; provided, further, however, that no contact shall be made by Seller or Metaldyne or any representative of Seller or Metaldyne with any third party to obtain any such consent or approval except following prior consultation with the other party. Each of Seller and Metaldyne shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made by it prior to the Closing Date by, or on behalf of, any such party pursuant to any applicable Law or Contract in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

     8.4 Use of Name. From and after the Closing Date, Seller agrees that it shall not, and that it shall cause its Affiliates not to, directly or indirectly, use as a trade name, trademark or service mark the name "NC-M Chassis Systems", or any other name that is confusingly similar thereto in sound or appearance. From and after the Closing Date, the Company agrees that it shall not, and that it shall cause its Affiliates not to, directly or indirectly, use as a trade name, trademark or service mark that is confusingly similar to any trade name, trademark or service mark of Seller or of any of Seller's Affiliates.

     8.5 Transfer Taxes. (a) Seller shall be responsible for the timely payment of, and shall indemnify and hold harmless the Company against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, real property gains or transfer, excise, recording, license and other similar taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and the Related Agreements.

     (b) As between Seller and the Company on the one hand, and Metaldyne, on the other hand, the party that has the primary responsibility under applicable Law for filing any Tax Return required to be filed in respect of Transfer Taxes shall prepare and timely file such Tax Return; provided that such party's preparation of such Tax Return shall be subject to the other party's approval, which approval shall not be withheld unreasonably.

     (c) The parties will cooperate with each other in attempting to minimize Transfer Taxes.

     8.6 Publicity. Subject to applicable Law, including the requirements of the Exchange Act, each of the parties agree that, from and after the date hereof through the earlier of the termination of this Agreement and January 1, 2005, no public release or announcement concerning this Agreement, the Related Agreements or the transactions contemplated hereby or thereby shall be issued without the joint consent with the other parties, such consent not to be unreasonably withheld or delayed, and, in connection therewith, the issuing party shall provide each other party with a reasonable opportunity to review such proposed release prior to publication thereof. Notwithstanding the foregoing, if any party is required to disclose the terms of this Agreement or any Related Agreement pursuant to the Securities Act or the Exchange Act, it shall use its commercially reasonable efforts to avoid any such disclosure and shall, whenever reasonably practicable, consult with the other party concerning the timing and content of such disclosure before the same is made.

     8.7 Preservation of Business. From and after the date hereof until the Closing Date, except as set forth on Schedule 8.7 or with the prior written consent of Metaldyne (which consent shall not be unreasonably withheld or delayed), Seller shall: (a) operate the Business only in the ordinary course of business and consistent with past practice; (b) preserve intact the present business organization and personnel of the Business and maintain the Transferred Assets in their present repair, working order and operating condition, subject only to ordinary wear and tear; (c) preserve the goodwill and business relationships of the Business with customers, suppliers, independent contractors, employees and other Persons material to the operation of the Business; and (d) use commercially reasonable efforts to preserve in full force and effect its permits and licenses included in the Transferred Assets.

     Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Seller shall not, without the prior written consent of Metaldyne (which consent shall not be unreasonably withheld or delayed):

          (i) sell, transfer, convey, assign or otherwise dispose of any of the Transferred Assets or assets that, if not sold, transferred, conveyed, assigned or otherwise disposed of prior to the Closing, would constitute Transferred Assets, except sales of Inventory in the ordinary course of business and consistent with past practice;

          (ii) make any material changes in its accounting or tax systems, policies, principles or practices of the Business, except as required by applicable Law, GAAP or applicable to all or a substantial portion of Seller's facilities or operations;

          (iii) acquire or lease any assets of the Business outside the ordinary course of business or any assets which are material to the Business or make any Transferred Assets subject to any Lien, except for Permitted Liens;

          (iv) authorize or make any capital expenditures in connection with the Business which individually or in the aggregate are in excess of $1,000,000 other than capital expenditures contemplated by Schedule 8.7;

          (v) terminate or modify, amend or otherwise alter or change any of the material terms or provisions of any Assumed Contract the terms of which provide for, individually or in the aggregate, amounts to be paid either to or by Seller or the Business in excess of $50,000; or

          (vi) agree to any repricing, giveback or discount pursuant to or in connection with any Assumed Contract which is not provided for by the terms of such Assumed Contract or resulting in payments in excess of $25,000.

     For the avoidance of doubt, notwithstanding anything to the contrary in this Section 8.7, Seller shall have the right to, prior to the Closing, (i) take any action to the extent such action is contemplated by the Agreement or any of the Related Agreements, (ii) take any action to the extent undertaken at the written request of Metaldyne, (iii) take or omit to take any action which it is required to take or omit to take by applicable Law or any Governmental Authority and (iv) take all such actions as are reasonably necessary to cause the Agreement or the Related Agreements to be performed and the Transactions to be consummated.

     8.8 Tax Matters. After the Closing, the Company shall file all Tax Returns required to be filed by it as soon as practicable after the end of each Tax year. The Company shall supply all holders of Units a copy of the Company's federal and state income Tax Returns (in addition to any information returns required to be provided). After the Closing Date, each of the parties shall (and shall cause their respective Affiliates to) (i) assist in preparing the Company's Tax Returns and (ii) cooperate fully in preparing for any audits of, or disputes with any tax authority regarding, any Tax Return of the Company. Seller shall not dispose of any Tax work papers, books or records relating to the operation of the Business by the Company during the six (6) year period following the Closing Date, and thereafter, if the Company provides notice to Seller within six (6) months of the end of such six (6) year period, Seller shall give the Company reasonable written notice before disposing of any such items.

     8.9 Maintenance of Insurance. Seller shall continue to cover the Business and the Transferred Assets under its then applicable insurance or self-insurance program in effect from time to time through the JV Termination Date.

     8.10 Title Insurance. Seller shall arrange for the Company to receive a Title Policy at the sole cost and expense of Seller, except that Metaldyne shall pay any and all costs relating to any endorsements that it may request. Seller shall deliver to the Title Company any affidavits or indemnities required by the Title Company in connection with the delivery of the Title Policy.

     8.11 Survey. At or prior to the Closing, Seller shall deliver the Interim Survey to Metaldyne and the Title Company, and within thirty (30) days of the Closing, Seller shall deliver the Survey to Metaldyne and the Title Company. All costs and expenses of the Interim Survey and the Survey shall be borne to the extent of the first $50,000 by Seller and any excess by Metaldyne.

     8.12 Financial Statements. It is hereby acknowledged that Metaldyne has submitted a letter to the SEC dated November 4, 2002 in which it is seeking relief with respect to the requirements of Regulation S-X which may be applicable to Metaldyne as a result of the transactions contemplated hereby (the "Relief Letter"). Metaldyne agrees to use its reasonable best efforts to follow up with the SEC to pursue the relief sought by the Relief Letter. To the extent that any of the following requirements would be reduced or otherwise modified as a result of the SEC's response to the Relief Letter or otherwise, Metaldyne shall promptly (but in no event more than five (5) Business Days following receipt of such response or other information) inform Seller and provide Seller with the correspondence from the SEC to that effect and the following shall be deemed modified to the extent thereof. If the SEC denies or fails to definitively respond to the Relief Letter on or prior to the Closing Date, following the Closing Date, Seller shall prepare and deliver to Metaldyne the following financial statements (which shall be prepared in accordance with GAAP) and, in the case of annual financial statements, shall cause KPMG LLP, its independent auditors ("KPMG"), to audit and, in the case of unaudited quarterly financial statements, to cause KPMG to conduct a SAS 71 review typical for a public reporting entity: (1) to permit Metaldyne to make any required filings on Form 8-K under the Exchange Act following the Closing Date, as soon as reasonably possible but in no event later than 55 days after the Closing Date (which time period shall be extended to 65 days in the event that the request in the Relief Letter or the equivalent thereof is not granted and it would not prejudice Metaldyne's ability to comply with its reporting obligations under the Exchange Act), (x) audited financial statements (comprised of consolidated balance sheets, statements of operations and cash flows and statements of changes in shareholder's equity) of the Business for the two years ended December 31, 2002 (and the statements of operations and cash flows and statements of changes in shareholder's equity for the year ended December 31, 2000 if necessary in the reasonable opinion of Metaldyne's auditors to comply with the requirements of Form 8-K based upon financial information supplied by Seller to Metaldyne) and (y) with respect to quarterly periods occurring after December 31, 2002 but prior to the Closing Date (if any), unaudited financial statements of the Business (comprised of consolidated balance sheets, statements of operations and cash flows and statements of changes in shareholder's equity), together with the comparable quarterly period(s) of the immediately preceding year; and (2) if Metaldyne provides to Seller a written notice (a "Financing Notice") of an intention to undertake a securities offering (which notice shall
(1) state that Metaldyne intends to pursue a public or private securities offering and (2) specifically list the financial information required in connection therewith), to permit Metaldyne to comply with the requirements of the Securities Act, as promptly as reasonably possible following receipt of the Financing Notice, such additional historical financial information as would be required, in the reasonable opinion of Metaldyne's independent auditors, for inclusion in a registration statement filed under the Securities Act in accordance with the requirements of Regulation S-X under the Securities Act (all such financial statements, together with the Financial Statements, the "Complete Financial Statements"). In addition to the foregoing, Seller shall, and shall cause KPMG to, cooperate with Metaldyne's independent auditors in the preparation of such pro forma financial information as may be required to be included in a filing on Form 8-K of Metaldyne or as Metaldyne may be required to include in connection with any securities offering pursuant to the requirements of Regulation S-X under the Securities Act or may be advised by the lead underwriter or placement agent in any securities offering is highly advisable for the securities offering. Metaldyne shall promptly reimburse Seller for all out-of-pocket costs and expenses incurred in connection with KPMG LLP's audit and review of the Complete Financial Statements (other than the Financial Statements, which are not being prepared for this purpose) and in connection with any securities offering. Each of the Company and Metaldyne acknowledge that
(a) the Complete Financial Statements are being prepared for the purpose of complying with the rules and regulations of the SEC and (b) the financial position of the Business as reflected in the Complete Financial Statements may differ from that which would have resulted had the Business operated autonomously or as an entity independent of Seller. In the event that the Seller is unable to comply with the provisions of this Section notwithstanding the good faith efforts of Seller, there shall be no liability on the part of Seller for a breach of this Section and the only consequences will be those following from the failure to provide the information under Article 15 of the Operating Agreement.

     8.13 Further Assurances. From time to time, without further consideration, each of the parties hereto will execute and deliver such documents as such other party may reasonably request in order more effectively to consummate the Transactions.

     8.14 UAW Agreement. (a) In its negotiations with the International UAW as to a new collective bargaining agreement to become effective in 2003, Seller shall use its commercially reasonable efforts (which in no event will include agreeing to arrangements that, in Seller's reasonable judgment, would materially and adversely affect any of Seller's facilities other than the Facility) to negotiate the sale of the Facility and to obtain the Facility's complete withdrawal from the DaimlerChrysler/UAW National Agreement including all side letters, and including, but not limited to, provisions regarding labor protection (including, but not limited to, the so-called the so-called ESL, BEL, SWEL and any and all other job security and job security provisions), outsourcing restrictions, job relocation provisions, mandatory classification and training provisions, and all other terms and conditions which would in any way limit the ability of Metaldyne and/or the Company to operate the Facility in the manner contemplated by the collective bargaining agreement between Metaldyne and/or the Company and UAW Local 371 following its possible exercise of the Metaldyne Call Option under the Operating Agreement.

     (b) At the request of Metaldyne, Seller shall provide Metaldyne with regular updates on negotiations with the International UAW to the extent the negotiations impact the sale and the employee programs negotiated as part of the sale of the Facility, as well as copies of all relevant provisions of any tentative or final agreements reached.

     (c) Seller shall use its commercially reasonable efforts to assist Metaldyne in obtaining all Local Qualified Collective Bargaining Agreements (as defined in the Operating Agreement) and shall cause the Company to execute such Local Qualified Collective Bargaining Agreements upon request by Metaldyne.

     8.15 Demolition. If Metaldyne so requests before the date that is six (6) months following the later of the JV Termination Date or the date on which there is no additional Product being made for Seller under the Supply Agreement in the North Building or the Forge Building, Seller shall complete, in accordance with all applicable Laws, the demolition of the North Building and the Forge Building within eighteen (18) months after such request; provided that (i) Seller shall not be obligated to spend more than $6,000,000 in the aggregate in Demolition Costs and (ii) Seller shall control all actions relating to such demolition. The parties acknowledge and agree that their mutual intent is for such demolition to be completed on or prior to December 31, 2006. Seller shall (A) furnish to Metaldyne in advance of commencing such demolition a written demolition plan and provide Metaldyne with a reasonable opportunity to review and approve (which approval shall not be unreasonably withheld or delayed) such plan (B) demolish the North Building and the Forge Building in accordance with such approved plan and (C) keep Metaldyne reasonably informed as to the progress of the same. For purposes of this Section 8.15, "Demolition Costs" shall mean only Seller's out-of-pocket costs directly related to the physical demolition of the North Building and the Forge Building and, for the avoidance of doubt, shall not include any other Liabilities that may arise out of or result from such demolition, such as Liabilities under Environmental Laws or Environmental Claims or the costs of any Remedial Action.

     8.16 Baseline Environmental Remediation. (a) Within thirty (30) days after the Closing Date, Metaldyne shall engage a qualified environmental consultant reasonably acceptable to Seller (the "Consultant") to conduct a comprehensive Phase II Environmental Site Assessment ("Phase II ESA") of the Real Property (including, without limitation, the Facility), or such portion thereof and any other Transferred Assets as Metaldyne shall deem appropriate. The Phase II ESA shall be completed by [*]. The purpose and intent of the Phase II ESA shall be to identify Environmental Conditions at the Real Property (including, without limitation, the Facility) and such other Transferred Assets. Seller shall promptly provide the Consultant with all reasonable and necessary access to the Real Property (including, without limitation, the Facility) and such other Transferred Assets and to perform and complete its Phase II ESA. Within ten (10) days of receiving the final Phase II ESA, Metaldyne shall provide copies of same to Seller. [*] Metaldyne and Seller shall share equally the complete costs for the preparation of the Phase II ESA, including all fees and expenses of the Consultant. In selecting the Consultant to perform the Phase II ESA, Metaldyne shall ensure that the terms of engagement include a provision that Seller may rely upon the contents of the final Phase II ESA. The provisions of this Section
8.16 shall not in any way bar or preclude a claim by Metaldyne for indemnification under the provisions of Section 13.9 for any Loss relating to, arising from or in connection with an Environmental Condition not identified in the Phase II ESA.

     (b) Seller shall provide Metaldyne with copies of all reports, notices and correspondence that Seller or any of its Affiliates delivers to or receives from any Governmental Authority in connection with any Environmental Conditions or current or planned Remedial Action with respect to the Real Property (including, without limitation, the Facility) and any other Transferred Assets.

Seller also shall copy Metaldyne on Environmental Reports regarding any current or planned Remedial Action by Seller or any of its Affiliates with respect to the Real Property. Seller agrees to comply with all applicable Environmental Laws in connection with any Remedial Action with respect to the Real Property (including, without limitation, the Facility) and any other Transferred Assets.

     (c) Each of Seller and Metaldyne agree to promptly notify the other in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, notice of violation or other document relating to any Environmental Conditions or Remedial Action with respect to the Real Property (including, without limitation, the Facility) and any other Transferred Assets, whether civil, criminal, or investigative; provided, however, that the failure of a party to give such notice shall not adversely affect the party's rights under this Agreement except to the extent that the party who is not promptly so notified shall have been materially prejudiced as a result of such failure.

     8.17 Intellectual Property Licenses; Discussions Regarding Ownership of Certain Intellectual Property. (a) The Company hereby grants to Seller and its Affiliates a non-exclusive worldwide, paid-up, irrevocable and perpetual license to the Transferred Intellectual Property to practice the same in connection with the products of Seller or its Affiliates, including, without limitation, (i) to make, have made, use, offer to sell, sell and import any products, and (ii) to reproduce, distribute with their products, display publicly, perform publicly, and prepare derivative works based upon, any copyrighted work.

     (b) Seller hereby grants to the Company a non-exclusive, worldwide, paid-up, royalty-free, irrevocable and perpetual license (assignable to any successor of the Company), with the right to sublicense, to use all Intellectual Property presently owned by Seller in the designs of the Ball Joints and in the Current Processes not transferred to the Company under Section 2.1 to make, have made, import, use, offer to sell and sell any product to any Person. To the extent Seller can sublicense the Company under any Intellectual Property presently licensed from third parties in the designs of the Ball Joints or in the Current Processes not transferred to the Company under Section 2.1 without consent of or payment to such third parties, then Seller hereby grants to the Company the sublicense that Seller is permitted to grant to the Company. Seller also grants to the Company a non-exclusive, worldwide, paid-up, royalty-free license to use all Intellectual Property presently owned by Seller in the designs of all Current Products and Launch Products, other than the Ball Joints, to make, have made, use, offer to sell and sell products only to Seller or to Seller's Affiliates. Seller will also grant the Company that sublicense(s) under the Settlement Agreement between Seller and the Lemelson Medical, Education and Research Foundation Limited Partnership dated May 22, 1998 that it is permitted to grant the Company under that Settlement Agreement.

     (c) All right, title and interest in and to all Intellectual Property developed by the Company after the Closing Date, including, without limitation, any improvement or modification on any Current Product or Current Process, shall be the sole and exclusive property of the Company and Seller shall gain no right, title or interest in such Intellectual Property by virtue of this Agreement or any of the Related Agreements (other than as provided in a written agreement between the Company and Seller, such as in a purchase order of Seller under which the Company supplies products to Seller) or Seller's ownership of any Units. In the event of the JV Termination pursuant to the Met-aldyne Put Option Closing or the DaimlerChrysler Call Option Closing, concurrently with such closing, the Company shall grant to Metaldyne a non-exclusive, worldwide, paid-up, royalty free, assignable, irrevocable and perpetual license, with the right to sublicense, to use all Intellectual Property developed by the Company from the Closing Date through the JV Termination Date, including, without limitation, any improvement or modification in any Current Product or Current Process.

     (d) During the period from the date of this Agreement until the Metaldyne Call Option Closing under the Operating Agreement:

          (i) If the Company licenses any Intellectual Property from any third party, the Company will ensure that the license (i) will survive the exercise of any put or call option under the Operating Agreement and (ii) is transferrable to any successor of the Company, including any Unitholder (as defined in the Operating Agreement).

          (ii) To the extent that Metaldyne or an Affiliate of Metaldyne performs any design or development work pertaining to any product that the Company produces or plans to produce, Metaldyne agrees to and hereby does grant the Company a non-exclusive, paid-up, royalty free, irrevocable, worldwide license, with the right to sublicense Seller and Seller's Affiliates as to any Seller Related Intellectual Property, to use any Intellectual Property in such design or development work in connection with the manufacture and sale of products, including, without limitation, to make, use, sell, offer to sell and import any product and any improvement thereof, and to reproduce, distribute in connection with the Company's products, display publicly, perform publicly and prepare derivative works based on any copyrighted work. Metaldyne or its Affiliates, as applicable, will also provide to the Company all information and documentation reasonably necessary for the Company to practice the Intellectual Property licensed under this Section 8.17(d)(ii) to the fullest extent under the license and to provide the same to Seller and its Affiliates as to all Seller Related Intellectual Property.

          (iii) To the extent that Metaldyne allows any of its Intellectual Property or Intellectual Property of any of its Affiliates to be incorporated into or used to make any product made or planned to be made by the Company, then Metaldyne grants the Company the license provided by
     Section 8.17(d)(ii).

     (e) During the period from Closing until the exercise of the Metaldyne Call Option under the Operating Agreement, Seller agrees to negotiate in good faith with the Company transferring ownership of any Intellectual Property in the Current Processes that was not transferred to the Company under Section 2.1 and any Intellectual Property in the Ball Joints. In the event that Seller agrees (which decision will be at Seller's sole discretion) to transfer any such Intellectual Property, it will be deemed included in the Transferred Intellectual Property licensed to Seller and its Affiliates under Section 8.17(a).

     8.18 Notification of Certain Matters. From time to time prior to the Closing Date, and as soon as reasonably practicable after becoming aware of such a matter, Seller and Metaldyne, as applicable, shall promptly notify the other of (i) any matter that, if known, existing or occurring as of the date of this Agreement, would have been required to be set forth or described on any schedule to this Agreement for which it has primary responsibility, or that is necessary to complete or correct any information in any of its representations or warranties contained in this Agreement, (ii) the existence or non-existence of any circumstance or condition, or the occurrence or non-occurrence of any event, that would be reasonably likely to cause any condition to the obligations of such party to consummate the Transactions not to be satisfied or (iii) the failure of such party to perform, comply with or satisfy any covenant, agreement or conditions to be performed, complied with or satisfied by it pursuant to this Agreement that would reasonably be likely to result in any condition to the obligations of such party to consummate the Transactions not to be satisfied.

     8.19 Cooperation on Subsequent Litigation. With respect to any action, suit, claim, notice of potential claim, request for accommodation, arbitration, regulatory proceeding or other litigation, proceedings or investigation by a Government Authority affecting the Business or any of the Transferred Assets that is initiated after the Closing Date (whether pending or threatened and whether or not an indemnifiable claim pursuant to Article XIII), each party hereto shall use its commercially reasonable efforts to cooperate with any other party hereto in the defense or prosecution thereof, including, without limitation, the sharing of any records an information reasonably relevant to such claim and making a reasonable number of employees available on a mutually convenient basis to provide additional information and explanation of any material relevant to such claim.

     8.20 Board Approval. Promptly following the date hereof, but in no event later than ten (10) Business Days hereafter, each of Seller and Metaldyne shall use its reasonable best efforts and take such further actions as may be required to obtain and secure the approval of its board of directors of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

     8.21 Finalization of Exhibits. Each of Seller and Metaldyne shall use its reasonable best efforts to, as promptly as practicable after the date hereof,
(a) cooperate in drafting and finalizing forms of the Indenture, the Series A-1 Preferred Stock Investor Rights Agreement and the Senior Subordinated Notes Registration Rights Agreements (each as defined in the Operating Agreement), having substantially the terms set forth in the term sheets for each such document attached to the Operating Agreement as of the date hereof and (b) following finalization of such forms, take such actions as are necessary to cause the Operating Agreement to be amended to replace the applicable term sheets attached thereto with the applicable form.

                                   ARTICLE IX

                CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

     The obligations of each of the parties hereto to consummate the Transactions are subject to the satisfaction, or wavier by each of the parties hereto (to the extent permitted by applicable Law), of the following conditions:

     9.1 Governmental Approvals. Each of the parties hereto and any other Person required in connection with the Transactions to make or obtain any Governmental Approvals under applicable Law shall have made or obtained such Governmental Approvals.

     9.2 No Adverse Proceedings. No applicable Law, temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other Governmental Authority shall be in effect preventing the consummation of the transactions contemplated by this Agreement or any of the Related Agreements in any material respect or imposing any material limitation on the ability of the Company to receive or own the Transferred Assets (including, without limitation, the Facility) or to operate the Business. No action, suit or proceeding shall have been instituted, or shall be pending or threatened, by a Governmental Authority seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or any of the Related Agreements in any material respect or to impose any material limitation on the ability of the Company to receive or own the Transferred Assets (including, without limitation, the Facility) or to operate the Business.

                                    ARTICLE X

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                             THE COMPANY AND SELLER

     The obligations of the Company and Seller to consummate the Transactions are subject to the satisfaction, or waiver by Seller (to the extent permitted by applicable Law), of the following conditions:

     10.1 Accuracy of Representations and Warranties. The representations and warranties of Metaldyne contained in Article VII shall be accurate and complete when made and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) except where the failure of such representations and warranties to be so accurate and complete (without giving effect to any limitation as to "materiality" or "Metaldyne Material Adverse Effect" set forth therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect.

     10.2 Compliance with Agreements and Covenants. Metaldyne shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     10.3 Certificates. Metaldyne shall have furnished to Seller a certificate, dated the Closing Date, certifying as to the matters set forth in Sections 10.1 and 10.2.

     10.4 Requisite Consents. Metaldyne shall have obtained each of the consents listed on Schedule 10.4.

     10.5 No Metaldyne Material Adverse Change. No Metaldyne Material Adverse Change shall have occurred and be continuing, and no event shall have occurred which would reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect.

     10.6 Board Approval. The board of directors of Seller shall have approved this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

                                   ARTICLE XI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF METALDYNE

     The obligations of Metaldyne to consummate the Transactions are subject to the satisfaction, or waiver by Metaldyne (to the extent permitted by applicable
Law), of the following conditions:

     11.1 Accuracy of Representations and Warranties. (a) The representations and warranties of Seller contained in Article V shall be accurate and complete when made and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so accurate and complete (without giving effect to any limitation as to "materiality" or "Business Material Adverse Effect" set forth therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect.

     (b) The representations and warranties of Seller contained in Article VI shall be accurate and complete when made and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so accurate and complete (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     11.2 Compliance with Agreements and Covenants. Each of the Company and Seller shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     11.3 Certificates. Seller shall have furnished to Metaldyne a certificate, dated the Closing Date, certifying as to the matters set forth in Sections 11.1 and 11.2, and the Company shall have furnished to Metaldyne a certificate, dated the Closing Date, certifying as to the matters set forth in Section 11.2.

     11.4 Contribution. The Contribution shall have occurred.

     11.5 Requisite Consents. Seller shall have obtained each of the consents listed on Schedule 11.5.

     11.6 No Business Material Adverse Change. No Business Material Adverse Change shall have occurred and be continuing, and no event shall have occurred which would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect or a Company Material Adverse Effect.

     11.7 Board Approval. The board of directors of Metaldyne shall have approved this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

                                   ARTICLE XII

                                   TERMINATION

     12.1 Termination. Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned, in any of the following ways, at any time, on or prior to the Closing Date:

          (a) by mutual written consent of each party hereto;

          (b) by any party, if:

               (i) the Closing has not occurred on or before February 28, 2003 (the "End Date"), provided that the right to terminate this Agreement pursuant to this Section 12.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to occur by that time; or

               (ii) there shall be any applicable Law or regulation that makes consummation of the Transactions illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining any party from consummating the Transactions is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

          (c) by Seller, if there shall have been (i) a material breach of (A) any material covenant of Metaldyne or (B) any other covenant of Metaldyne, which breach would be reasonably expected to result, individually or in the aggregate, in the prevention or material delay of the transactions contemplated by this Agreement or have a Metaldyne Material Adverse Effect, or (ii) a breach of a representation or warranty of Metaldyne hereunder that would give rise to the failure of a condition set forth in Section 10.1, and such breach is incapable of being remedied by the End Date or shall not have been remedied within twenty (20) Business Days after receipt by Metaldyne of a written notice from Seller specifying the breach and requesting that such breach be remedied; or

          (d) by Metaldyne, if there shall have been (i) a material breach of
     (A) any material covenant of Seller or (B) any other covenant of Seller, which breach would be reasonably expected to result, individually or in the aggregate, in the prevention or material delay of the transactions contemplated by this Agreement or have a Business Material Adverse Effect or a

     Company Material Adverse Effect, or (ii) a breach of a representation or warranty of the Company or Seller hereunder that would give rise to the failure of a condition set forth in Section 11.1, and such breach is incapable of being remedied by the End Date or shall not have been remedied within twenty (20) Business Days after receipt by Seller of a written notice from Metaldyne specifying the breach and requesting that such breach be remedied.

     12.2 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 12.1, this Agreement shall become null and void and of no further force and effect and all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 8.6, 14.1, 14.8, 14.9 and this Section 12.2, which shall survive the termination of this Agreement, and except that if this Agreement is terminated by any of the parties hereto because one or more of the conditions to such party's obligations hereunder are not satisfied as a result of any other party's failure to comply with any provision of this Agreement, such terminating party's right to pursue all legal and equitable remedies for breach of contract and damages shall survive such termination unimpaired.

                                  ARTICLE XIII

                                 INDEMNIFICATION

     13.1 Survival. The representations and warranties of the parties hereto contained herein shall survive the Closing and remain in full force and effect until the date that is eighteen (18) months following the JV Termination Date; provided, however, that (i) the representations and warranties set forth in Sections 5.1, 5.2, 5.12, 6.1, 6.2, 7.1 and 7.2 shall survive the Closing and remain in full force and effect until the sixth anniversary of the JV Termination Date, (ii) the representations and warranties set forth in Section
5.19 shall survive the Closing and remain in full force and effect until the expiration of the applicable statute of limitation with respect to the matters covered thereby and (iii) the representations and warranties set forth in Sections 5.6, 6.4 and 6.5 shall survive the Closing and remain in full force and effect indefinitely.

     13.2 Indemnification by Seller. Except with respect to any claim or Liability arising out of or resulting from Environmental Law, Environmental Conditions or Environmental Claims or any matters addressed by Section 2.5(b) or
Section 5.21, for which Section 13.9 shall provide the sole and exclusive remedy of the Company and Metaldyne, and subject to Sections 13.4, 13.5, 13.6, 13.7,
13.8 and 13.10, Seller agrees to indemnify each of the Company Indemnified Parties and Metaldyne Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them to the extent relating to, arising out of, or resulting from, any of the following:

          (a) any breach by Seller of any of the representations or warranties of Seller contained in Articles V and VI of this Agreement, in each case when read without giving effect to any qualifier as to "materiality" or "Business Material Adverse Effect" or "Company Material Adverse Effect";

          (b) any breach by Seller of any of its covenants contained in this Agreement;

          (c) any of the Excluded Liabilities and any third party claims with respect thereto (other than Excluded Liabilities described in Section 2.5(b), which are addressed in Section 13.9);

          (d) any third party claim for infringement of Intellectual Property arising from or related to (i) Seller's use of any process at the Facility or use, manufacture, offering for sale, sale or importing of any product in connection with the Business prior to the Closing; (ii) the Company's manufacturing, using, selling, importing or offering for sale any Product for sale only to Seller or an Affiliate of Seller at the time of sale (directly or indirectly through suppliers to Seller or Seller's Affiliates) to the extent that the claim of infringement is attributable to a design or design change created by Seller or to the use of a Current Process except to the extent the infringement is attributable to a change in such Current Process made after the Closing Date which was not created by Seller;

          (e) any third party claim [*] arising out of or relating to [*]; provided, however, that, with respect to claims by [*] (i) Seller shall not be responsible for any such claim [*], (ii) in the event Metaldyne does not request before the date that is [*] following the later of the JV Termination Date or the date on which there is no additional Product being made for Seller under the Supply Agreement in the North Building or the Forge Building that Seller complete the demolition of the North Building and the Forge Building pursuant to Section 8.15, [*];

          (f) any third party claim for product liability or product warranty with respect to products manufactured or produced at the Facility prior to the JV Termination Date or arising from or related to product designs established by Seller before the JV Termination Date;

          (g) any costs, expenses, Taxes or other liabilities of Seller arising out of or in connection with Taxes arising out of the Business incurred through the Closing Date or otherwise resulting from the Transactions;

          (h) any employees of Seller engaged in the Business, including, without limitation, any severance or workers' compensation liability and any charge, complaint, investigation or proceeding by or before the National Labor Relations Board, the Department of Labor, the Equal Employment Opportunity Commission, the Occupational Health and Safety Administration or any comparable federal, state or local agency by or on behalf of any such employees or class of employees or by or before any Governmental Authority related to a purported violation of any applicable employment laws;

          (i) any employee benefit plan (within the meaning of Section 3(3) of ERISA) or other compensation plan or arrangement maintained or contributed to by Seller or any of its ERISA Affiliates (other than the Company); and

          (j) any failure to comply with applicable bulk sales laws.

     To the extent that (A) Seller fully satisfies any indemnification obligation pursuant to Article XVI of the Operating Agreement, it shall have no further obligation to any Company Indemnified Party or Metaldyne Indemnified Party for such Loss and (B) Seller indemnifies any Company Indemnified Party or Metaldyne Indemnified Party for any Loss pursuant to this Section 13.2, it shall have no obligation to indemnify any other Company Indemnified Party or Metaldyne Indemnified Party for the same Loss.

     13.3 Indemnification by Metaldyne. Subject to Sections 13.4, 13.5, 13.6, 13.7, 13.8 and 13.10, Metaldyne agrees to indemnify each of the DaimlerChrysler Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by it to the extent relating to, or arising out of, or resulting from, (a) any breach by Metaldyne of any of the representations, warranties or covenants of Metaldyne contained in Article VII of this Agreement, in each case when read without giving effect to any qualifier as to "materiality" or "Metaldyne Material Adverse Effect," (b) any breach by Metaldyne of any of its covenants contained in this Agreement; (c) in the event that Metaldyne exercises the Metaldyne Call Option and purchases from Seller the remaining Class A Units and 100% of the Class B Units pursuant to the Operating Agreement, from and after the JV Termination Date, the Assumed Liabilities and any breach by the Company of any of its covenants contained in this Agreement;
(d) the use by Metaldyne or any third party of any of the financial information provided by Seller pursuant to Section 8.12 (except to the extent any such Losses result from fraud on the part of Seller); and (e) any product liability, warranty or intellectual property infringement claim with respect to any product sold after the JV Termination Date by the Company to any third party (other than to a supplier of Seller or its Affiliates who supplies such product to Seller or its Affiliates).

     13.4 Limitations on Liability. (a) Notwithstanding the provisions of
Section 13.2(a) or 13.3(a): (i) no Indemnified Person shall be entitled to make a claim against an Indemnifying Person under Section 13.2(a) or 13.3(a) unless such claim is made within any applicable survival period set forth in Section 13.1; (ii) the maximum amount of indemnification which can be required of any Indemnifying Person under Section 13.2(a) or 13.3(a) shall be $10,000,000 (the "Cap"); and (iii) no Indemnifying Person shall be required to indemnify, defend or hold harmless any Indemnified Person from and against any Losses under
Section 13.2(a) or 13.3(a) unless and until the amount of all Losses under
Section 13.2(a) or 13.3(a), as the case may be, exceeds $500,000 in the aggregate (the "Threshold Amount"), in which event the Indemnifying Person shall be obligated to indemnify the Indemnified Person to the extent of all Losses relating to such breach to the extent such Losses exceed the Threshold Amount, subject to the Cap. Notwithstanding the foregoing, the Cap and the Threshold Amount shall not apply to Losses relating to a breach of any representation or warranty contained in Section 5.1, 5.2, 6.1, 6.2, 6.4, 7.1, 7.2 or 7.5. For the avoidance of doubt, the Cap and the Threshold Amount shall not apply to Seller's indemnification obligations under Sections 13.2(b) through (j) or 13.9 or Metaldyne's indemnification obligations under Sections 13.3(b) through (e).

     (b) Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that the only representations and warranties of Seller with respect to (i) Taxes are set forth in Section 5.19, (ii) Intellectual Property are set forth in Section 5.12 and (iii) the Environment are set forth in Section 5.21, and that no other representations and warranties of the parties contained in this Agreement shall give rise to any liability with respect to such matters.

     (c) The amount of any Losses for which indemnification is provided under this Article XIII shall be net of any amounts actually recovered by the Indemnified Person under insurance policies of the Indemnified Person (net, in each case, of all deductibles and costs, charges and expenses of the Indemnified Person in connection with such recovery). If any Indemnified Person is at any time entitled to recover under any third-party policy of insurance (excluding any self-insurance that is not reinsured with a third party), in respect of any Losses for which indemnification is sought under this Article XIII, the Indemnified Person shall, at the request of the Indemnifying Person, use its commercially reasonable efforts to enforce such recovery at the expense of and for the benefit of the Indemnifying Person and, in the event of recovery under such policy, reduce the amount of Losses for which it is seeking indemnification under this Article XIII by the amount recovered (net of all deductibles and costs, charges and expenses of the Indemnified Person in connection with such recovery); provided, however, that the Indemnified Person shall not be required to renew any insurance policy. If any Indemnifying Person indemnifies an Indemnified Person for Losses pursuant to this Article XIII and the Indemnified Person subsequently recovers from a third Person any sum in respect of any event, change, development, circumstance or state of facts giving rise to such Losses, the Indemnified Person shall repay to the Indemnifying Person the lesser of (A) the Losses paid by the Indemnifying Person to the Indemnified Person and relating to such event, change, development, circumstance or state of facts and
(B) the sum (including any interest) recovered from such third Person, in either case net of any additional Taxes directly incurred by the Indemnified Person as a result of its receipt of such sum.

     (d) The liability of any Indemnifying Person under this Article XIII shall be subject to reduction in an amount equal to the value of any net Tax benefit realized by the Indemnified Person (by reason of a Tax deduction, basis adjustment, shifting of income, credits and/or deductions, or otherwise from one or more fiscal periods to another resulting, in each case, from any Loss suffered by the Indemnified Person that forms the basis of the Indemnifying Person's obligation hereunder), giving effect to any Tax liabilities of the Indemnified Person arising as a result of any payments made by an Indemnifying Person with respect to such claim for indemnification (but only to the extent such payments are not treated, for income tax purposes, as adjustments to the purchase price of a Transferred Asset).

     (e) To the extent permitted by applicable Law, no Indemnified Person shall assert any right to recover, and the parties hereby waive any claim against any Indemnifying Person for, special, exemplary, punitive or consequential damages arising out of or resulting from any matter for which such party is entitled to indemnification under this Article XIII, except to the extent such special, exemplary, punitive or consequential damages are out-of-pocket.

     (f) Following the Closing, absent willful concealment or fraud, claims for indemnification pursuant to this Article XIII and claims for specific performance of covenants of the parties under this Agreement shall, collectively, be the sole and exclusive remedies of the parties for claims and damages arising out of this Agreement and the Transactions and the parties shall not be entitled to bring, and hereby irrevocably waive, any other claims, rights or causes of action against the other parties hereto, whether in equity or in law. The right of indemnification provided in this Article XIII is solely for the benefit of the Indemnified Persons referred to therein, and such right will not be extended, directly or indirectly, to any other Person. For the avoidance of doubt, this Section 13.4(f) shall not limit a party's ability to bring other claims after Closing under any Related Agreement.

     (g) No liability shall arise in respect of any breach of any representation or warranty, covenant or agreement herein to the extent that liability for such breach occurs (or is increased) directly or indirectly as a result of any retrospective application of a change in Law, or in accounting policies, procedures or practices, announced, or if not announced in advance of taking effect, taking effect, after the Closing Date, in each case, which has retrospective effect.

     13.5 Claims. The provisions of this Section 13.5 shall be subject to
Section 13.6. As soon as is reasonably practicable but no later than thirty (30) Business Days after becoming aware of a claim for indemnification under this Agreement, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person, if known; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The notice to be sent by the Indemnified Person to the Indemnifying Person pursuant to this Section 13.5 shall include all information concerning the claim of which the Indemnified Person is aware and which the Indemnified Person, acting reasonably and in good faith, considers to be required by the Indemnifying Person in order for the Indemnifying Person to evaluate such claim and whether such claim gives rise to an indemnification obligation of the Indemnifying Person hereunder.

     13.6 Notice of Third Party Claims; Assumption of Defense. (a) The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The notice to be sent by the Indemnified Person to the Indemnifying Person pursuant to this
Section 13.6 shall include all information concerning the claim of which the Indemnified Person is aware and which the Indemnified Person, acting reasonably and in good faith, considers to be required by the Indemnifying Person in order for the Indemnifying Person to evaluate such claim and whether such claim gives rise to an indemnification obligation of the Indemnifying Person hereunder. Following receipt of a notice from the Indemnified Person pursuant to this
Section 13.6, the Indemnified Person hereunder shall permit the Indemnifying Person, at the Indemnifying Person's election, to assume, at its own expense, the defense of any such claim, suit, action or proceeding with counsel selected by the Indemnifying Person (and not reasonably objected to by the Indemnified Person). Prior to any assumption of the defense of a claim, suit, action or proceeding by the Indemnifying Person, the Indemnified Person shall not settle, compromise or consent to any judgment in respect of any such claim, suit, action or proceeding without the prior written consent of the Indemnifying Person (which consent shall not be unreasonably withheld or delayed).

     (b) Following the Indemnifying Person's election to assume the defense of any claim, action or proceeding pursuant to Section 13.6(a), (i) the Indemnified Person shall deliver to the Indemnifying Person, in a timely fashion (which shall be no later than fifteen (15) Business Days after the Indemnified Person's receipt of notice of such election), copies of all notices and documents (including court papers) received by the Indemnified Person relating to such claim, action or proceeding and (ii) the Indemnified Person shall use its commercially reasonable efforts to cooperate in the defense or prosecution thereof as reasonably requested by the Indemnifying Person in the context of the relevant claim, action or proceeding (including the quantum and nature of damages sought thereunder). Such cooperation shall include the retention and (upon the Indemnifying Person's request) the provision to the Indemnifying Person of records and information that are reasonably relevant to such claim, action or proceeding, and making a reasonable number of employees reasonably available on a mutually convenient basis, to provide additional information and explanation of any material provided hereunder; provided, however, that the foregoing is organized in a manner as shall not unreasonably disrupt the normal operations of the Indemnified Person's business having regard to the context in which such cooperation is requested and of the relevant claim, action or proceeding (including the quantum and nature of the damages sought thereunder).

     (c) The Indemnifying Person shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Person for any period during which the Indemnifying Person has not assumed the defense of a claim, action or proceeding for which the Indemnified Person is entitled to indemnification hereunder, except to the extent (if any) that the Indemnifying Person shall have been prejudiced by the Indemnified Person's failure to give timely notice of such claim, action or proceeding as required by Section 13.5.

     (d) If the Indemnifying Person assumes the defense of any claim, action or proceeding pursuant to Section 13.6(a), the Indemnified Person shall have the right (but not the duty) to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person.

     (e) If the Indemnifying Person does not elect to assume defense of any claim, action or proceeding pursuant to Section 13.6(a), the Indemnifying Person may nevertheless participate (but not control) and employ its own counsel (not reasonably objected to by the Indemnified Person), at its expense, in the defense of such claim, action or proceeding.

     (f) Each party to this Agreement agrees to use its commercially reasonable efforts to cooperate and cause its employees to cooperate with and assist the appropriate Indemnifying Person and Indemnified Person in connection with any claim, action, proceeding or liability for which indemnity is sought hereunder, including, but not limited to claims, actions and proceedings with respect to which an Indemnifying Person has elected to assume or participate in the defense, including using its commercially reasonable efforts to mitigate or resolve any such claim, action, proceeding or liability for which indemnity is sought hereunder; provided, however, that in the event that the Indemnified Person shall fail to use such commercially reasonable efforts to mitigate or resolve any claim, action, proceeding or liability, then notwithstanding anything else to the contrary contained in this Agreement, such failure shall only affect the Indemnified Person's right to indemnification with respect to such claim, action, proceeding or liability to the extent of any Losses that could reasonably be expected to have been avoided if the Indemnified Person had made such commercially reasonable efforts.

     13.7 Settlement or Compromise. Subject to Section 13.4, the Indemnifying Person may, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to a claim or any litigation resulting therefrom which is the subject of Section 13.6 if such settlement, compromise or consent (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action, (ii) includes no admission of fault or culpability by or on behalf of any Indemnified Person or its businesses and (iii) provides for settlement or relief solely in the form of monetary damages to be paid fully by the Indemnifying Person. Any other type of settlement or compromise or consent to the entry of any judgment shall not be undertaken by the Indemnifying Person without obtaining the prior written consent of the Indemnified Person to its terms, which consent shall not be unreasonably withheld or delayed; provided that if the Indemnified Person shall have given such consent, the Indemnified Person agrees that it shall, and shall cause its Affiliates to, submit to any non-monetary relief of judgment arising out of or forming part of any such settlement, compromise or consent.

     13.8 Shared Liability. With respect to any third party claim, action or proceeding in relation to which an Indemnifying Person is required to indemnify an Indemnified Person pursuant to this Article XIII (an "Indemnified Claim") that is combined or joined with one or more claims, actions or proceedings that are not Indemnified Claims or with respect to an Indemnified Claim under which both the Indemnified Person and the Indemnifying Person may be liable, which both desire to contest and control, the control of such claim, action or proceeding shall rest with the Person having the larger amount in dispute, and the Person in control may not settle or compromise any such claim without the prior written consent of the other Person (such consent not to be unreasonably withheld or delayed); provided, however, that if an Indemnifying Person may be obligated to indemnify an Indemnified Person with respect to any Indemnified Claim, the Indemnifying Person shall be deemed to have the amounts of such Indemnified Claim in dispute.

     13.9 Environmental Indemnification by Seller. (a) Subject to the remaining provisions of this Section 13.9, Seller agrees to indemnify each of the Company Indemnified Parties and Metaldyne Indemnified Parties against, and agrees to hold each of them harmless from, any and all Environmental Liabilities relating to, arising out of, in connection with or in respect of any Known Environmental Conditions. Seller's indemnification obligations under this Section 13.9(a) shall not be subject to any limits as to amount or time.

     (b) Subject to the remaining provisions of this Section 13.9, Seller agrees to indemnify each of the Company Indemnified Parties and Metaldyne Indemnified Parties against, and agrees to hold each of them harmless from, any and all Environmental Liabilities relating to, arising out of, in connection with or in respect of any Unknown Environmental Conditions; provided, however, that: (i) no Indemnified Person shall be entitled to make a claim against Seller under this
Section 13.9(b) unless such claim is made on or prior to [*]; and (ii) Seller shall only be required to indemnify and hold harmless the Company Indemnified Parties and Metaldyne Indemnified Parties from and against [*] of such Environmental Liabilities unless and until the aggregate amount of all such Environmental Liabilities exceeds [*], in which event Seller shall be obligated to indemnify and hold harmless the Company Indemnified Parties and Metaldyne Indemnified Parties from and against [*] of such Environment Liabilities in excess of [*].

     (c) Notwithstanding any other provision of this Agreement, the indemnification obligations of Seller under this Section 13.9 shall not be subject to the provisions of Sections 13.5 through 13.8.

     (d) Notwithstanding any other provision of this Agreement, Seller shall have no obligation to indemnify, defend or hold harmless the Company Indemnified Parties or Metaldyne Indemnified Parties for Environmental Liabilities or any Losses whatsoever under this Section 13.9 to the extent such Environmental Liabilities or Losses (i) arise out of or result from Remedial Action that exceeds the standards necessary to (A) bring an Environmental Condition into compliance with Environmental Law or (B) satisfy the requirements of an applicable Governmental Authority with respect to an Environmental Condition to the extent required by Environmental Law or (ii) result from or would not have arisen but for (A) Metaldyne or any Metaldyne Indemnified Party undertaking any invasive drilling and sampling of soil or groundwater other than as required by or for (w) the Phase II ESA, (x) any Environmental Law in effect at the time of such drilling or sampling, any Environmental Permit or any applicable Governmental Authority, (y) any commercial transaction relating to or involving the Real Property or the Transferred Assets (including, without limitation, the Facility) or (z) any construction, erection, removal, repair, maintenance, demolition, alteration, modification or relocation of any physical improvement or structure, (B) any change of the use of any Real Property after the Closing Date to a non-industrial or non-commercial use or (C) any disclosure by the Company, Metaldyne or any of their Affiliates to any applicable Governmental Authority of information or data, where such disclosure is not otherwise required by any Environmental Law in effect at the time of such disclosure.

     (e) From and after the Closing, Seller shall control all Remedial Action and negotiations with any Governmental Authority in respect of all Environmental Conditions. Seller shall make its environmental personnel and consultants reasonably available to Metaldyne to discuss Environmental Conditions. Metaldyne shall provide Seller and its environmental consultants with reasonable access to the Real Property and Seller shall provide Metaldyne with copies of all non-privileged information with respect to Remedial Action to be taken in respect of such Environmental Conditions. Such Remedial Actions shall be performed in a commercially reasonable manner, including, to the extent allowed or authorized by applicable Environmental Law or the Governmental Authority with jurisdiction over a Remedial Action, the use of applicable Remediation Standards. Seller shall select consultants and contractors to implement such Remedial Action (not reasonably objected to by Metaldyne) and shall also provide Metaldyne and its environmental consultants with copies of all non-privileged Environmental Reports, analytical data, correspondence, directives, orders and documents submitted to or received by Seller from any Governmental Authority in connection with the Remedial Action and other non-privileged documents created or received by or on behalf of Seller in connection with the Remedial Action. Seller shall afford Metaldyne a reasonable opportunity to comment on Seller's proposed response to an Environmental Condition, and Seller shall not unreasonably refuse to incorporate Metaldyne's comments.

     (f) Metaldyne shall inform Seller promptly in writing of any Environmental Condition or Environmental Claim in respect of which Seller may have an indemnification obligation under this Section 13.9; provided that the failure of Metaldyne to so promptly inform Seller shall not affect the rights of the Company Indemnified Parties or Metaldyne Indemnified Parties Buyer except to the extent (if any) that Seller shall have been prejudiced thereby.

     (g) Seller shall have no obligation to indemnify, defend and hold harmless the Company Indemnified Parties and Metaldyne Indemnified Parties for Environmental Liabilities under this Section 13.9 to the extent that such Environmental Liabilities result solely from or to the extent such Environmental Liabilities are increased as a result of any Environmental Law which is not binding and in effect as of the Closing Date, or any Environmental Permit that is not required to be in effect as of the Closing Date.

     (h) Following the Closing, absent willful concealment or fraud, claims for indemnification pursuant to this Section 13.9 and claims for specific performance of covenants of Seller under this Section 13.9 shall, collectively, be the sole and exclusive remedies of the Company Indemnified Parties and Metaldyne Indemnified Parties for claims and damages arising out of Environmental Laws, Environmental Claims, Environmental Conditions, Environmental Liabilities, Environmental Permits, Hazardous Materials or any matters addressed in Section 2.5(b) or Section 5.21 or any Losses with respect thereto, and the Company Indemnified Parties and Metaldyne Indemnified Parties shall not be entitled to bring, and hereby irrevocably waive, any other claims, rights or causes of action against Seller, whether in equity or in law. The right of indemnification provided in this Section 13.9 is solely for the benefit of the Company Indemnified Parties and Metaldyne Indemnified Parties, and such right will not be extended, directly or indirectly, to any other Person. For the avoidance of doubt, this Section 13.9(h) shall not limit a party's ability to bring other claims after Closing under any Related Agreement.

     13.10 Resolution of Indemnification Disputes. If a dispute arises in connection with determining the validity or amount of a claim for indemnification for any Loss under this Agreement Article XIII (including
Section 13.9) (a "Dispute"), and if the Dispute cannot be settled through direct discussions held in good faith between representatives of the Indemnifying Person and representatives of the Indemnified Persons within one hundred twenty
(120) days following receipt of notice of a Dispute, the parties agree first to endeavor to settle the dispute in an amicable manner by mediation administered under the CPR Mediation Procedure established by the CPR Institute for Dispute Resolution ("CPR") before resorting to arbitration. If a Dispute cannot be resolved through such mediation process within sixty (60) days following the appointment of the mediator, the Dispute will be settled finally by arbitration under the CPR Rules for Non-Administered Arbitration (the "Rules"), then in effect, by a sole arbitrator, chosen by agreement of the parties within twenty
(20) days of the receipt by the respondent of a copy of the notice of arbitration. Any arbitrator appointed by CPR shall be a retired judge or a practicing attorney with no less than ten (10) years of experience with large commercial cases and an experienced arbitrator, except that in the case of a Dispute with respect to a claim for indemnification under Section 13.9, the arbitrator appointed by CPR shall be a nationally-recognized expert in environmental matters and an experienced arbitrator. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq. Any arbitrator shall be bound to apply the terms of this Agreement and applicable Law pursuant to Section 14.8. The hearing on the merits shall be held no later than six (6) months after the appointment of the arbitrator unless the parties otherwise agree or the arbitrator extends such time period for good cause shown. The award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. The award of the arbitrator shall be final and binding on the parties and judgment upon the award may be entered and enforced in any court having jurisdiction. Unless the parties otherwise agree in writing, the mediation and arbitration will be held in Detroit, Michigan. Each party shall bear its own costs and expenses (including fees and disbursements of counsel) and Seller and Metaldyne shall each bear one-half of the costs and expenses payable to the mediator and arbitrator.

                                   ARTICLE XIV

                                  MISCEllANEOUS

     14.1 Expenses. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including the fees and disbursements of legal counsel, investment bankers, brokers and accountants) with respect to the transactions contemplated hereby. Seller shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transactions, contemplated hereby.

     14.2 Amendment. This Agreement may be amended, modified, supplemented, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument signed by each of the parties hereto or, in the case of waiver, by or on behalf of the party waiving compliance.

     14.3 Notices. Any notice, request, instruction or other document to be given or made hereunder by a party hereto shall be in writing and shall be deemed to have been duly given or made: (a) on the date of receipt if given in person; (b) on the date of transmission if sent by facsimile or e-mail with receipt of delivery confirmation; (c) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, return receipt requested; or (d) one (1) Business Day following sending by overnight delivery via an internationally recognized courier service, in each case, to the applicable party at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

                  If to Seller, addressed as follows:

                           DaimlerChrysler Corporation
                           1000 Chrysler Drive
                           Auburn Hills, Michigan  48326
                           Attention:  General Counsel
                           Facsimile:  (248) 512-1771
                           Email:  cnl1@dcx.com
                  with a copy to:

                           Jones, Day, Reavis & Pogue
                           77 W. Wacker, Suite 3500
                           Chicago, Illinois  60601
                           Attention:  Elizabeth C. Kitslaar
                           Facsimile:  (312) 782-8585
                           E-mail:  ekitslaar@jonesday.com

                  If to the Company, addressed as follows:

                           NC-M Chassis Systems, LLC
                           1817 I Avenue
                           New Castle, Indiana  47362
                           Attention:  Plant Manager
                           Facsimile:  (765) 521-1735
                           E-mail:  dw54@dcx.com

                  with a copy to:

                           Jones, Day, Reavis & Pogue
                           77 W. Wacker, Suite 3500
                           Chicago, Illinois  60601
                           Attention:  Elizabeth C. Kitslaar
                           Facsimile:  (312) 782-8585
                           E-mail:  ekitslaar@jonesday.com

                  If to Metaldyne, addressed as follows:

                           Metaldyne Corporation
                           47603 Halyard Drive
                           Plymouth, Michigan  48170
                           Attention:  Thomas A. Amato
                                          Jeffrey Pollock
                           Facsimile:  (734) 207-6741
                                       (734) 207-6797
                           E-mail:   thomasamato@metaldyne.com
                                     jeffpollock@metaldyne.com
                  with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attention:  W. Leslie Duffy
                                         Jonathan A. Schaffzin
                           Facsimile:  (212) 269-5420
                           E-mail:  lduffy@cahill.com
                                     jschaffzin@cahill.com

Any rejection or other refusal to accept or the inability to deliver any such notice because of a changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

     14.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless given in writing by the party entitled to the benefits thereof, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     14.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.6 Headings. The headings preceding the text of articles and sections included in this Agreement and the headings to schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

     14.7 Interpretation. Unless otherwise indicated, words describing the singular number shall include the plural and vice versa, and words denoting each gender shall include the other gender and words denoting natural persons shall include corporations and partnerships and vice versa. The use of the terms "including" or "included" shall in all cases herein mean "including, without limitation" or "included, without limitation," respectively. Unless otherwise indicated, references to articles, sections, subsections or schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

     14.8 Applicable Law. The validity, construction, enforcement, interpretation and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, without giving effect to the principles of conflicts of law of such State.

     14.9 Jurisdiction; Waiver of Jury Trial. Except as otherwise expressly provided in this Agreement or any Related Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Related Agreements shall be brought in any United States federal or state court sitting in the State of Michigan, and each of the parties hereby irrevocably and unconditionally consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, agrees that it will not attempt to deny or defeat personal jurisdiction by motion or other request for leave from any such court and irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process, summons or notice on such party as provided in Section 14.3 shall be deemed effective service of process on such party for any suit, action or proceeding brought in such court. Each party agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon judgment. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATED AGREEMENTS OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATED AGREEMENTS. THE PARTIES ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS COMPLETED HEREBY. IN THE

EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.10 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by (i) the Company or Seller without the written consent of Metaldyne or (ii) the Company or Metaldyne without the written consent of Seller. Notwithstanding the foregoing, each of the Company and Metaldyne may assign its rights or obligations under this Agreement to the purchaser of any of the Real Property in a sale leaseback transaction; provided that Metaldyne shall continue to, directly or indirectly, operate the Business and the Facility.

     14.11 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer upon other Person not a party hereto any legal or equitable right or remedy, claim, Liability, reimbursement, cause of action or other right.

     14.12 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     14.13 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by applicable Law, in equity or otherwise.

     14.14 Investigation. The right to indemnification, reimbursement or other remedy based upon breach of any representations, warranties, covenants or obligations hereunder shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, with respect to the accuracy or inaccuracy of or the performance or nonperformance of or compliance or noncompliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     14.15 Entire Understanding. This Agreement, together with the exhibits and schedules hereto and the Related Agreements, constitute the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, representations, arrangements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in any Related Document.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                          NC-M CHASSIS SYSTEMS, LLC


                          By:    /s/ Giovanni Bonadonna
                                 ------------------------------------
                                 Name:  Giovanni Bonadonna
                                 Title:  Vice President


                          DAIMLERCHRYSLER CORPORATION


                          By:    /s/ John C. Stellman
                                 ------------------------------------
                                 Name:  John C. Stellman
                                 Title:  Vice President of Mergers
                                           & Acquisitions


                          METALDYNE CORPORATION


                          By:    /s/ Timothy D. Leuliette
                                 ------------------------------------
                                 Name:  Timothy D. Leuliette
                                 Title:  President and CEO






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